                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    FORT LAUDERDALE HOSPITAL MANAGEMENT, LLC,
                              MILLWOOD HEALTH, LLC,
                              PRIDE INSTITUTE, LLC,
                                       AND
                               SUMMIT HEALTH, LLC,
                                   AS SELLERS

                                       AND

                         FORT LAUDERDALE HOSPITAL, INC.,
                            MILLWOOD HOSPITAL, L.P.,
                           PSI PRIDE INSTITUTE, INC.,
                                       AND
                           PSI SUMMIT HOSPITAL, INC.,
                                    AS BUYERS

                                       AND

                          PSYCHIATRIC SOLUTIONS, INC.,
                                    AS PARENT

                                 APRIL 23, 2004

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                                TABLE OF CONTENTS

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                                                                                                                    ----
ARTICLE 1. PURCHASE OF ASSETS....................................................................................     1
         1.1      Assets.........................................................................................     1
         1.2      Excluded Assets................................................................................     4
         1.3      Assumed Liabilities............................................................................     6
         1.4      Excluded Liabilities...........................................................................     7
         1.5      Consideration..................................................................................     8
         1.6      Payment of Purchase Price......................................................................     9
         1.7      Closing Net Working Capital....................................................................     9
         1.8      Post Closing Adjustment........................................................................    11
         1.9      Allocation of Consideration....................................................................    11

ARTICLE 2. CLOSING...............................................................................................    12
         2.1      Closing........................................................................................    12
         2.2      Actions of Sellers at Closing..................................................................    12
         2.3      Actions of Buyers at Closing...................................................................    14

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................    15
         3.1      Existence and Capacity.........................................................................    15
         3.2      Powers; Governmental Consents; Absence of Conflicts With Other Agreements, Etc.................    15
         3.3      Binding Agreement..............................................................................    16
         3.4      Financial Statements...........................................................................    16
         3.5      Certain Post-Balance Sheet Date Results........................................................    18
         3.6      Licenses.......................................................................................    18
         3.7      Certificates of Need...........................................................................    19
         3.8      Governmental Program Participation; Accreditation..............................................    19
         3.9      Regulatory Compliance..........................................................................    20
         3.10     Real Property..................................................................................    20
         3.11     Title..........................................................................................    23
         3.12     Employee Benefit Plans.........................................................................    23
         3.13     Litigation or Proceedings......................................................................    24
         3.14     Environmental Laws.............................................................................    24
         3.15     Hill-Burton and Other Liens....................................................................    25
         3.16     Taxes..........................................................................................    25
         3.17     Employee Relations.............................................................................    26
         3.18     Agreements and Commitments.....................................................................    27
         3.19     Contracts......................................................................................    28
         3.20     Insurance......................................................................................    29
         3.21     Third Party Payor Cost Reports.................................................................    29
         3.22     Medical Staff Matters..........................................................................    30
         3.23     Condition of Assets............................................................................    30
         3.24     Intellectual Property; Computer Software.......................................................    30
         3.25     Accounts Receivable............................................................................    30
         3.26     Compliance Program.............................................................................    31

                                       i
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                                TABLE OF CONTENTS
                                   (Continued)

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
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         3.27     Subsidiaries...................................................................................    31
         3.28     No Finder's Fee................................................................................    31
         3.29     HIPAA Compliance...............................................................................    32

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND EACH BUYER...............................................    33
         4.1      Existence and Capacity.........................................................................    33
         4.2      Powers; Governmental Consents; Absence of Conflicts With Other Agreements, Etc.................    33
         4.3      Binding Agreement..............................................................................    34
         4.4      HIPAA Compliance...............................................................................    34
         4.5      Ability to Assume and Operate Assets...........................................................    34
         4.6      Ability to Obtain Licenses and Authorizations..................................................    34
         4.7      Availability of Funds..........................................................................    34
         4.8      No Finder's Fee................................................................................    34

ARTICLE 5. COVENANTS OF SELLERS PRIOR TO CLOSING.................................................................    35
         5.1      Information....................................................................................    35
         5.2      Operations.....................................................................................    35
         5.3      Negative Covenants.............................................................................    36
         5.4      Governmental Approvals.........................................................................    36
         5.5      HSR Notification...............................................................................    37
         5.6      Additional Financial Information...............................................................    37
         5.7      No-Shop Clause.................................................................................    37
         5.8      Title Commitment; Surveys; UCC Searches; Defects and Cure......................................    38
         5.9      Medical Staff Disclosure.......................................................................    39
         5.10     Preclosing Operations..........................................................................    39
         5.11     New Summit Estoppel Certificate................................................................    39

ARTICLE 6. COVENANTS OF BUYERS AND PARENT PRIOR TO CLOSING.......................................................    40
         6.1      Governmental Approvals.........................................................................    40
         6.2      HSR Notification...............................................................................    40
         6.3      Consulting Agreement...........................................................................    40
         6.4      Actions of Buyers and Parent...................................................................    40

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS AND PARENT..............................................    41
         7.1      Representations/Warranties.....................................................................    41
         7.2      Pre-Closing Confirmations......................................................................    41
         7.3      Owner's and Leasehold Title Policies...........................................................    42
         7.4      Injunction.....................................................................................    43
         7.5      Adverse Change.................................................................................    43
         7.6      Insolvency.....................................................................................    43

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                                TABLE OF CONTENTS
                                   (Continued)

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         7.7      Opinion of Counsel to Sellers..................................................................    44
         7.8      General Conveyances............................................................................    44
         7.9      Delivery of Certain Documents..................................................................    44
         7.10     HSR Clearance..................................................................................    44
         7.11     Landlord's Consent and Estoppel Certificate....................................................    44

ARTICLE 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS........................................................    45
         8.1      Representations/Warranties.....................................................................    45
         8.2      Buyers' Governmental Approvals.................................................................    45
         8.3      Injunction.....................................................................................    45
         8.4      Insolvency.....................................................................................    45
         8.5      Opinion of Counsel to Buyers...................................................................    46
         8.6      HSR Clearance..................................................................................    46
         8.7      Delivery of Certain Documents and Payments.....................................................    46

ARTICLE 9. Covenant Not to Compete...............................................................................    46

ARTICLE 10. ADDITIONAL AGREEMENTS................................................................................    47
         10.1     Termination Prior to Closing...................................................................    47
         10.2     Post-Closing Access to Information.............................................................    48
         10.3     Preservation and Access to Records After the Closing...........................................    48
         10.4     CON Disclaimer.................................................................................    49
         10.5     Tax and Reimbursement Effect...................................................................    49
         10.6     Reproduction of Documents......................................................................    49
         10.7     Cooperation on Tax Matters.....................................................................    49
         10.8     Cost Reports...................................................................................    49
         10.9     Misdirected Payments, Etc......................................................................    50
         10.10    Employee Matters...............................................................................    50
         10.11    Facility Development...........................................................................    51
         10.12    Insurance......................................................................................    52
         10.13    Collection Procedure for Government Patient Receivables........................................    52
         10.14    Security Deposit and Prepaid Amount Reimbursements.............................................    53
         10.15    Consents.......................................................................................    53
         10.16    Capital Expenditure Reimbursements.............................................................    54

ARTICLE 11. INDEMNIFICATION......................................................................................    54
         11.1     Indemnification by Buyers......................................................................    54
         11.2     Indemnification by Sellers.....................................................................    54
         11.3     Limitations....................................................................................    55
         11.4     Notice and Control of Litigation...............................................................    56
         11.5     Notice of Claim................................................................................    57
         11.6     Subrogation....................................................................................    57

                                      iii
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                                TABLE OF CONTENTS
                                   (Continued)

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                                                                                                                    ----
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ARTICLE 12. MISCELLANEOUS........................................................................................    58
         12.1     Schedules and Other Instruments................................................................    58
         12.2     Sellers' Representative........................................................................    58
         12.3     Additional Assurances..........................................................................    60
         12.4     Consented Assignment...........................................................................    61
         12.5     Consents, Approvals and Discretion.............................................................    62
         12.6     Choice of Law..................................................................................    62
         12.7     Consent to Jurisdiction........................................................................    62
         12.8     Benefit/Assignment.............................................................................    62
         12.9     No Brokerage...................................................................................    63
         12.10    Cost of Transaction............................................................................    63
         12.11    Confidentiality................................................................................    63
         12.12    Public Announcements...........................................................................    64
         12.13    Waiver of Breach; Conditions...................................................................    64
         12.14    Notice.........................................................................................    64
         12.15    Severability...................................................................................    65
         12.16    Gender and Number..............................................................................    65
         12.17    Divisions and Headings.........................................................................    65
         12.18    Survival.......................................................................................    65
         12.19    Affiliates.....................................................................................    66
         12.20    Knowledge......................................................................................    66
         12.21    Waiver of Jury Trial and Waiver of Special, Exemplary, Punitive or Consequential Damage........    67
         12.22    Accounting Date................................................................................    67
         12.23    No Inferences..................................................................................    67
         12.24    No Third Party Beneficiaries...................................................................    67
         12.25    Enforcement of Agreement.......................................................................    67
         12.26    Entire Agreement; Amendment....................................................................    68
         12.27    Counterparts; Facsimile Transmission...........................................................    68
         12.28    Certain Transaction Expenses; Transfer or Sales Taxes..........................................    68
         12.29    Parent Guaranty................................................................................    68
         12.30    Prorations of Certain Items....................................................................    69

                                       iv
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                                TABLE OF CONTENTS
                                   (Continued)

                                    EXHIBITS

DESCRIPTION                                                                                                     EXHIBIT
-----------                                                                                                     -------
Facilities................................................................................................         A
Escrow Agreement..........................................................................................         B
Consulting Agreement with Richard Kresch..................................................................         C
Limited Power of Attorney.................................................................................         D
Noncompetition Agreement .................................................................................         E

                                    SCHEDULES

DESCRIPTION                                                                                                     SCHEDULE
-----------                                                                                                     --------
Tangible Personal Property................................................................................       1.1(b)
Deposits..................................................................................................       1.1(d)
Contracts.................................................................................................       1.1(i)
Richard Kresch Personal Property..........................................................................       1.2(r)
Excluded Contracts........................................................................................       1.2(t)
Excluded Assets...........................................................................................       1.2(u)
Excluded Liabilities......................................................................................          1.4
Net Working Capital Amount................................................................................          1.7
Sellers Powers; Governmental Consents; Absence of Conflicts with Other Agreements, Etc....................          3.2
Financial Statements......................................................................................          3.4
Certain Post-Balance Sheet Results........................................................................          3.5
Licenses..................................................................................................          3.6
Medicare Participation; Accreditation.....................................................................          3.8
Regulatory Compliance.....................................................................................          3.9
Real Property ............................................................................................         3.10
Title.....................................................................................................         3.11
Employee Benefit Plans....................................................................................         3.12
Litigation or Proceedings.................................................................................         3.13
Environmental Laws........................................................................................         3.14
Employee Relations........................................................................................         3.17
Agreements and Commitments................................................................................         3.18
Contracts.................................................................................................         3.19
Insurance.................................................................................................         3.20
Third Party Payor Cost Reports............................................................................         3.21
Medical Staff Matters.....................................................................................         3.22
Condition of Assets.......................................................................................         3.23
Intellectual Property; Computer Software..................................................................         3.24
Compliance Program........................................................................................         3.26
Subsidiaries..............................................................................................         3.27
HIPAA Compliance..........................................................................................         3.29
Buyer Absence of Conflicts with Other Agreements, Etc.....................................................          4.2
Material Consents.........................................................................................          7.2
Permitted Encumbrances....................................................................................          7.3
Landlord Consents and Estoppel Certificates...............................................................         7.11

                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                                                                SECTION
------------                                                                                                -------
2001 Financial Statements...............................................................................   3.4(a)(iii)
2003 Financial Statements...............................................................................    3.4(a)(ii)
Accessibility Laws......................................................................................       3.10(e)
Accrued PTO.............................................................................................        1.3(e)
ADA.....................................................................................................        1.4(g)
Adjustment Point........................................................................................         12.30
Adjustment Report.......................................................................................        1.7(c)
Affiliate...............................................................................................         12.19
Agreement...............................................................................................      Preamble
Applications............................................................................................           3.7
Assets..................................................................................................           1.1
Assignment and Assumption Agreements....................................................................        2.2(c)
Assumable Deposits......................................................................................        1.1(d)
Assumed Liabilities.....................................................................................           1.3
Assumed Loan Documents..................................................................................           7.3
Balance Sheet Date......................................................................................     3.4(a)(i)
Benefit Plans...........................................................................................          3.12
Bill of Sale............................................................................................        2.2(b)
Business Associate Agreements...........................................................................       3.29(f)
Business Day............................................................................................           1.7
Buyer,..................................................................................................      Preamble
Buyer Indemnified Parties...............................................................................          11.2
Buyers..................................................................................................      Preamble
CARF....................................................................................................           3.8
CERCLA..................................................................................................          3.14
Certificate of Need.....................................................................................           3.7
Closing.................................................................................................           2.1
Closing Date............................................................................................           2.1
Closing Documents.......................................................................................           2.1
COBRA...................................................................................................        1.4(g)
Code....................................................................................................        1.2(q)
Competing Business......................................................................................     Article 9
Contracts...............................................................................................        1.1(i)
Covered Entities........................................................................................       3.29(a)
DBA's,..................................................................................................        5.8(c)
Defects.................................................................................................        5.8(d)
Disputed Items..........................................................................................        1.7(d)
EEOC....................................................................................................        1.4(g)
Environmental Laws......................................................................................          3.14
ERISA...................................................................................................          3.12
Escrow Account..........................................................................................        1.6(b)
Escrow Agent............................................................................................        1.6(b)
Escrow Agreement........................................................................................        1.6(b)
Escrowed Funds..........................................................................................        1.6(a)

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                            GLOSSARY OF DEFINED TERMS
                                   (Continued)

DEFINED TERM                                                                                                SECTION
------------                                                                                                -------
Excluded Assets.........................................................................................          1.2
Excluded Liabilities....................................................................................          1.4
Exemption Certificate...................................................................................          3.7
Facilities..............................................................................................     Recitals
Federal Privacy Regulations.............................................................................      3.29(a)
Federal Transaction Regulations.........................................................................      3.29(a)
Final Net Working Capital Amount........................................................................          1.8
Financial Statements....................................................................................       3.4(a)
First Choice............................................................................................       1.7(d)
FMLA....................................................................................................       1.4(g)
Fort Lauderdale Buyer...................................................................................     Preamble
Fort Lauderdale Lease...................................................................................       1.1(a)
Fort Lauderdale Seller..................................................................................     Preamble
FTC.....................................................................................................          5.5
GAAP....................................................................................................   3.4(a)(iv)
Government Patient Receivables..........................................................................       1.1(f)
Governmental Entity.....................................................................................          3.9
Guaranty................................................................................................     12.29(a)
HIPAA...................................................................................................      3.29(a)
Hired Employees.........................................................................................        10.10
HSR Act.................................................................................................          5.5
Immaterial Contracts....................................................................................      3.18(n)
Indemnified Party.......................................................................................         11.4
Indemnifying Party......................................................................................         11.4
Initial Summit Improvements.............................................................................        10.11
Insurance Costs.........................................................................................        10.12
Intellectual Property...................................................................................         3.24
Interim Statements......................................................................................          5.6
JCAHO...................................................................................................          3.8
Justice Department......................................................................................          5.5
Lease Assignments.......................................................................................       2.1(a)
Leased Premises.........................................................................................       1.1(a)
Leases..................................................................................................       1.1(a)
Lessor Lease............................................................................................      3.10(n)
Losses..................................................................................................         11.1
M&A Qualified Beneficiary...............................................................................        10.10
Millwood Health Buyer...................................................................................     Preamble
Millwood Health Seller..................................................................................     Preamble
Millwood Lease..........................................................................................       1.1(a)
Minnesota Property......................................................................................       1.1(a)
Net Working Capital Amount..............................................................................          1.7
New Summit Lease........................................................................................       1.1(a)
Non-Assigned Contracts..................................................................................         12.4

                            GLOSSARY OF DEFINED TERMS
                                   (Continued)

DEFINED TERM                                                                                                SECTION
------------                                                                                                -------
Non-Compete Party.......................................................................................   Article 9
Old Summit Lease........................................................................................      1.1(a)
Order...................................................................................................         7.4
OSHA....................................................................................................        3.14
Outside Date............................................................................................        10.1
Parent..................................................................................................    Preamble
Percentage Interest.....................................................................................         1.9
Permitted Encumbrances..................................................................................         7.3
Pride Foundation........................................................................................      1.2(q)
Pride Institute Buyer...................................................................................    Preamble
Pride Institute Seller..................................................................................    Preamble
Principal Facility......................................................................................     3.10(b)
Programs................................................................................................         4.5
Purchase Price..........................................................................................         1.5
RCRA....................................................................................................        3.14
Real Estate Laws........................................................................................     3.10(b)
Real Estate Taxes.......................................................................................       12.30
Real Property...........................................................................................      1.1(a)
Restricted Area.........................................................................................   Article 9
Review Period...........................................................................................      1.7(c)
Selected Firm...........................................................................................      1.7(d)
Seller,.................................................................................................    Preamble
Seller Cost Reports.....................................................................................        10.8
Seller Indemnified Parties..............................................................................        11.1
Sellers.................................................................................................    Preamble
Sellers' Representative.................................................................................     12.2(l)
State Health Agency.....................................................................................         3.6
Summit Health Buyer.....................................................................................    Preamble
Summit Health Seller....................................................................................    Preamble
Summit Representative...................................................................................       10.11
Target Net Working Capital Amount.......................................................................         1.7
Tax Returns.............................................................................................         1.9
Taxes...................................................................................................        3.16
Title Commitment........................................................................................      5.8(a)
Title Company...........................................................................................      5.8(a)
Title Evidence..........................................................................................      5.8(d)
Title Policy............................................................................................      5.8(a)
U.C.C. Searches.........................................................................................      5.8(c)
WARN Act................................................................................................       10.10

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "AGREEMENT") is made and entered into as of April 23, 2004, by and among Fort Lauderdale Hospital Management LLC, a Florida limited liability company ("FORT LAUDERDALE SELLER"), Millwood Health LLC, a Delaware limited liability company ("MILLWOOD HEALTH SELLER"), Pride Institute, LLC, a Delaware limited liability company ("PRIDE INSTITUTE SELLER"), Summit Health LLC, a New Jersey limited liability company ("SUMMIT HEALTH SELLER") (Fort Lauderdale Seller, Millwood Health Seller, Pride Institute Seller and Summit Health Seller each, a "SELLER," and collectively "SELLERS"), Fort Lauderdale Hospital, Inc., a Florida corporation ("FORT LAUDERDALE BUYER"), Millwood Hospital, L.P., a Texas limited partnership ("MILLWOOD HEALTH BUYER"), PSI Pride Institute, Inc., a Minnesota corporation ("PRIDE INSTITUTE BUYER"), and PSI Summit Hospital, Inc., a New Jersey corporation ("SUMMIT HEALTH BUYER") (Fort Lauderdale Buyer, Millwood Health Buyer, Pride Institute Buyer and Summit Health Buyer each, a "BUYER," and collectively, "BUYERS") and Psychiatric Solutions, Inc., a Delaware corporation (the "PARENT").

                                    RECITALS

      A. Sellers own and operate each of the licensed hospitals and other licensed healthcare facilities set forth on Exhibit A attached hereto (collectively, the "FACILITIES").

      B. Sellers desire to sell to Buyers and Buyers desire to purchase substantially all of the assets of the Sellers which are directly related to and used in connection with the operation of the Facilities, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the premises and the agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

                                   ARTICLE 1.
                               PURCHASE OF ASSETS

      1.1 ASSETS.

            Subject to the terms and conditions of this Agreement, as of the Closing (as defined in Section 2.1 (Closing) hereof), each of the respective Sellers severally, and not jointly, agrees to sell, convey, transfer and deliver to each of the respective Buyers, and each of the respective Buyers severally, and not jointly, agrees to purchase, all of each such Seller's right, title and interest in the assets owned and used by such Seller in the operation of the Facilities, including, without limitation, the following (but excluding the Excluded Assets (as defined below)) (the "ASSETS"):

            (a) (i) fee simple title to the real property located at Pride Institute, 14400 Martin Drive, Eden Prairie MN 55344 (the "MINNESOTA PROPERTY") and (ii) leasehold title to the premises located at (A) Summit Hospital, 19 Prospect Street, Summit NJ 07901 (the lease of such premises as described on Schedule 3.10, the "OLD SUMMIT LEASE") and One Corporate Place South, Piscataway, NJ 08854 (the lease of such premises as described on

Schedule 3.10, the "NEW SUMMIT LEASE"), (B) Millwood Hospital, 1011 North Cooper, Arlington TX 76011 (the lease of such premises as described on Schedule 3.10, the "MILLWOOD LEASE") and the Excel Center,1220 West Presidio, Fort Worth, TX, (C) Fort Lauderdale Hospital, 1601 East Las Olas Boulevard, Fort Lauderdale FL 33301 (the lease of such premises as described on Schedule 3.10, the "FORT LAUDERDALE LEASE"), and (D) Pride Institute 1406 West Lake Street, Suite 204, Minneapolis, MN 55408 (collectively, the "LEASED PREMISES", and the leases of the Leased Premises, the "LEASES"), together with all of Seller's right, title and interest in and (to the extent, with respect to the Leased Premises, provided in the Leases) to all improvements, any construction in progress, any other buildings and fixtures thereon, and all rights, privileges, hereditaments and easements, in each case located or appurtenant to or included in the Minnesota Property and the Leased Premises, including without limitation, all sewer and water discharge capacity, if any, allocated or reserved thereto and all development rights with respect thereto (the Minnesota Property and the Leased Premises, collectively, the "REAL PROPERTY");

            (b) all tangible personal property used in the operation of the Facilities, including, without limitation, all major, minor or other equipment, vehicles, furniture and furnishings, the current list and general location of which are set forth on Schedule 1.1(b) hereto;

            (c) all supplies and inventory used in the operation of such Seller's Facilities;

            (d) the assumable deposits listed on Schedule 1.1(d) (the "ASSUMABLE DEPOSITS") and prepaid expenses of such Seller (other than those related to Excluded Assets);

            (e) all of such Seller's accounts receivable (other than Government Patient Receivables (as defined below)) arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, with collection agencies or otherwise, and existing as of the Closing, as the same may be adjusted for any applicable overpayments, refunds, offsets, credit balances and other adjustments of such payors;

            (f) the right to receive an amount equal to the value of all of such Seller's accounts receivable arising from the rendering of services to patients at the Facilities who qualify to receive benefits which are paid directly by, or by an agent acting on behalf of, a Government Entity (as defined in Section 3.9 (Regulatory Compliance)) under any governmental program covering the provision of health care, including, but not limited to, the Medicare, Medicaid and CHAMPUS/TRICARE programs, billed and unbilled, recorded or unrecorded, with collection agencies or otherwise, and existing as of the Closing, which such receivables by law may not be assigned under, including, but not limited to, the Anti-Assignment Act (41 U.S.C. Section 15), the Assignment of Claims Act (31 U.S.C. Section 3727), the Medicare "anti-assignment provisions (42 U.S.C. Sections. 1395g(c) and 1395u(b)(6)) and the Medicaid "anti-assignment" provisions (42 U.S.C. Section 1396a(a)(32)) and all implementing regulations, as such value is adjusted for any applicable overpayments, refunds, offsets, credit balances or other adjustments from such payors (the "GOVERNMENT PATIENT RECEIVABLES"), provided, however, that the value of the Government Patient Receivables shall not include or otherwise be affected by any retrospective payment adjustments that may occur pursuant to the final settlement of cost reports filed or to be filed covering periods prior to the Closing Date ("RETROSPECTIVE PAYMENT ADJUSTMENTS");

            (g) all claims, causes of action, and judgments in favor of such Seller relating directly to the Assets, except to the extent they relate to the Excluded Assets (as defined below) or Excluded Liabilities (as defined below), and, to the extent assignable by such Seller and assumable by the applicable Buyer, all warranties (express or implied) and rights and claims assertable by (but not against) such Seller related to the Assets;

            (h) all financial, patient, medical staff records and personnel records (as required for accreditation purposes) relating directly to the operation of the Facilities (including, without limitation, all equipment records, medical administrative libraries, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records);

            (i) subject to Section 12.4 (Consented Assignment), all written or oral agreements, arrangements, understandings, leases (including capitalized leases), subleases, purchase orders or instruments or other contractual or similar arrangements that are either (i) listed on Schedule 1.1(i) hereto, (ii) entered into, renewed or amended between the date hereof and the Closing Date not in violation of Section 5.3 hereof or (iii) Immaterial Contracts (hereinafter defined) (collectively, the "CONTRACTS");

            (j) all licenses, certificates of need, franchises, accreditations, registrations, and other permits, to the extent assignable by such Seller and assumable by the applicable Buyer, held by such Seller relating directly to the operation of any of the Facilities (including, without limitation, any pending or approved governmental approvals);

            (k) all names, trade names, trademarks and service marks (or variations thereof) used directly in the operation of the Facilities, all goodwill associated therewith, and all applications and registrations associated therewith;

            (l) all assets reflected on the Financial Statements (as defined in Section 3.4 (Financial Statements)), and any additions thereto up through Closing less deletions therefrom of assets sold or consumed in the ordinary course of business, otherwise sold, consumed or distributed pursuant to this Agreement, or to the extent constituting an Excluded Asset;

            (m) all goodwill associated with the Facilities and the Assets;

            (n) to the extent assignable by such Seller and assumable by the applicable Buyer, all provider contracts (and numbers) between the Facilities and Medicare, Medicaid, CHAMPUS/TRICARE or other third party payors;

            (o) all insurance proceeds received by such Seller (other than those related to Excluded Assets) arising in connection with property damage to the Assets occurring prior to the Closing Date, to the extent not expended on the repair or restoration of the Assets;

            (p) all computers, data processing equipment and software, to the extent transferable, used directly in the operation of the Facilities; and

            (q) all other property, other than the Excluded Assets, of every kind, character or description owned by such Seller and used or held for use directly in the operation of the Facilities, whether or not reflected on the Financial Statements, wherever located and whether or not similar to the items specifically set forth above, and any additions thereto up through Closing less deletions therefrom of property sold in the ordinary course of business or otherwise sold, consumed or distributed pursuant to this Agreement.

      1.2 EXCLUDED ASSETS.

            Notwithstanding anything to the contrary in Section 1.1 (Assets) or elsewhere in this Agreement, those assets of each Seller described below (collectively, the "EXCLUDED ASSETS"), are not part of the sales and purchases contemplated hereunder, are excluded from the Assets, shall be retained by such Seller following the Closing and shall not be conveyed to any Buyer:

            (a) all cash, cash deposits, cash equivalents and short-term investments (other than the deposits listed on Schedule 1.1(d));

            (b) all minute books, membership interest records and corporate seals of each Seller;

            (c) the membership interests of any other Seller;

            (d) board-designated, restricted and trustee-held or escrowed funds (such as funded depreciation, debt service reserves, working capital trust assets, and assets and all investments) and accrued earnings thereon;

            (e) all amounts payable to such Seller as a result of or arising from Retrospective Payment Adjustments;

            (f) all records relating to the Excluded Assets and Excluded Liabilities (as defined below) and all records (including, but not limited to, personnel records) which by law such Seller is required to maintain in its possession; provided, that, to the extent that the applicable Buyer needs the same post-Closing in connection with the ongoing activities of its Facility, its Assets, or the Assumed Liabilities (as defined below), such respective Seller will comply with Section 10.2 (Post-Closing Access to Information with respect to such records);

            (g) any and all deposits and prepaid expenses related to the Excluded Assets and Excluded Liabilities (such as prepaid legal expenses or insurance premiums);

            (h) any and all deposits and prepaid expenses with, or receivables (billed and unbilled, recorded or unrecorded) from, or any other rights of such Seller against, any other Seller or any Affiliate of any of the Sellers, other than any Assumable Deposits, other deposits, prepaid expenses with, or receivables from Affiliates in connection with the Leases;

            (i) any and all Government Patient Receivables (but not, for purposes of clarification, the amount specified in Section 1.1(f));

            (j) all supplies, drugs, food, other disposables and consumables and other inventory consumed or otherwise disposed of by such Seller in the ordinary course of business prior to Closing consistent with past practices of such Seller;

            (k) all insurance policies and rights thereunder, including all proceeds arising therefrom (except to the extent otherwise specified in Section 1.1(o));

            (l) all rights in connection with and assets of the Benefit Plans (defined below);

            (m) all claims, causes of action, and judgments in favor of such Seller to the extent they relate to the Excluded Assets or the Excluded Liabilities;

            (n) all assets or property sold or consumed in the ordinary course of business prior to the Closing or otherwise sold, consumed or distributed in accordance with or not in violation of this Agreement;

            (o) all rights of such Seller under this Agreement and all other agreements referenced herein, or ancillary hereto, to which such Seller is a party;

            (p) the leasehold interest of Pride Institute Seller to the premises located at 280 Madison Avenue, Unit #305-6-7, New York, NY, 10016, together with all improvements, any construction in progress, any other fixtures thereon, and all rights, privileges, hereditaments and easements, located or appurtenant to or included in the premises, including without limitation, all sewer and water discharge capacity, if any, allocated or reserved thereto and all development rights with respect thereto;

            (q) all assets or property of the Pride Foundation, a not-for-profit foundation organized pursuant to Section 501(c)(3) of the Internal Revenue Code as of 1986 (the "CODE"), including, but not limited to, the right to use its name "PRIDE FOUNDATION" and any related trade names, trademarks, service marks, logos, brand names, trade address, designs or other symbols or any variants thereof or any other names which are proprietary to such foundation and all goodwill related thereto;

            (r) all personal property of Richard Kresch stored in Summit Health Seller's Leased Premises, a description of which is set forth on Schedule 1.2(r) hereto;

            (s) for purposes of clarification, all rights, properties and other assets owned by Affiliates (other than subsidiaries of such Seller or other third parties, including, but not limited to, fee simple to the Leased Premises;

            (t) those contracts specified on Schedule 1.2(t);

            (u) those assets specified on Schedule 1.2(u);

            (v) any and all claims of such Seller for Taxes (as defined in Section 3.16 (Taxes)) (including but not limited to the proceeds from the suit for the property tax appeal of Fair Oaks Properties, LLC vs. The City of Summit for the appeal of property tax valuations for Summit Hospital and any other suit or proceeding seeking a reduction in or refund of real estate Taxes; provided that, (i) Seller shall continue to prosecute such suits and other proceedings after Closing, and (ii) to the extent such proceeds from any such suit or other proceeding relate to the period after the Closing Date, such proceeds shall not be Excluded Assets); and

            (w) any and all prepaid expenses and other prepaid items covered by
Section 12.30 hereto.

      1.3 ASSUMED LIABILITIES.

            In connection with the conveyance of the Assets to Buyer, Buyer agrees to assume, as of the Closing, the payment and performance of the following liabilities (the "ASSUMED LIABILITIES") of each Seller:

            (a) Except to the extent specifically provided to the contrary herein, any and all liabilities and obligations of each Seller in respect of the Assets or the Facility existing as of November 30, 2003 but only if and to the extent that the same are accrued or reserved for on November 30, 2003 and remain unpaid and undischarged on the Closing Date, and all liabilities and obligations of each Seller arising in the ordinary course of the business of its Facility and the ownership and operation of its Assets and its Facility between November 30, 2003 and the Closing Date, to the extent and that the same remain unpaid and undischarged on the Closing Date;

            (b) any and all liabilities or obligations arising out of or relating to the operation of the Facilities or the ownership of the Assets from and after the Closing Date or to any act or omission of the Buyer or its Affiliates;

            (c) any and all liabilities or obligations arising out of or relating to the Contracts from and after the Closing Date (including the provider contracts (and numbers) between any Seller and Medicare, Medicaid, CHAMPUS/TRICARE or other third party payors) (excluding liabilities or obligations referred to in Section 1.4(k) hereto);

            (d) that certain Business Loan Agreement, Promissory Note and Mortgage on the Minnesota Property, each dated September 19, 2003, and each by and between Pride Institute Seller and Anchor Bank N.A., the Leases;

            (e) any and all obligations and liabilities as of the Closing Date in respect of accrued but unused paid time off (the "ACCRUED PTO") of employees of each Seller who perform an hour of service for Buyer, including any Taxes related thereto;

            (f) any and all accrued sick pay obligations for employees of each Seller who perform an hour of service for Buyer, including any Taxes related thereto;

            (g) any and all obligations and liabilities arising from any accounts receivable (whether or not outstanding on the Closing Date) of such Seller referred to in Sections 1.1(e) or (f) hereto other than Retrospective Payment Adjustments; and

            (h) any and all obligations and liabilities that are being prorated under Section 12.30 that are due and payable after the Closing, or that a Buyer is otherwise expressly agreeing to pay pursuant to this Agreement.

      1.4 EXCLUDED LIABILITIES.

            Except for the Assumed Liabilities, no Buyer shall assume and under no circumstances shall any Buyer be obligated to pay or assume, and none of the assets of any Buyer shall be or become liable for or subject to any liability, indebtedness, commitment, or obligation of any Seller or its respective Affiliates, whether known or unknown, fixed or contingent, recorded or unrecorded, currently existing or hereafter arising or otherwise (collectively, the "EXCLUDED LIABILITIES"), including, without limitation, the following Excluded Liabilities:

            (a) any debt, obligation, expense or liability that is not an Assumed Liability, and any long-term obligations for indebtedness for borrowed money (other than those specified in Section 1.3(d));

            (b) claims or potential claims for medical malpractice or general liability to the extent relating to the operation of the Seller's Facility or its Assets prior to the Closing;

            (c) those claims and obligations (if any) specified in Schedule 1.4 hereto;

            (d) any liabilities or obligations arising out of or related to any of the Excluded Assets;

            (e) liabilities and obligations of any Seller or its Affiliates in respect of periods prior to the Closing Date arising under the terms of any third party payor program (including, without limitation, Medicare, Medicaid, CHAMPUS/TRICARE and Blue Cross) (provided, however, that this clause (e) shall not apply to any and all Assumed Liabilities under Sections 1.3(a) or (g) hereto);

            (f) except as otherwise specified in Section 1.3 (Assumed Liabilities) and except to the extent an adjustment is being made therefor in Buyer's favor in Section 12.30 hereof, any Taxes of such Seller or its Affiliates in respect of periods prior to the Closing and any and all Taxes or amounts due and payable as a result of the exercise prior to the Closing by the employees at the Facilities of any such employee's right to vacation, sick leave, and holiday benefits accrued while in the employ of such Seller;

            (g) except as otherwise specified in Section 1.3 (Assumed Liabilities) hereto, any liability for any and all claims by or on behalf of employees of Sellers or their respective Affiliates relating to periods prior to the Closing including, without limitation, liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any Equal Employment Opportunity Commission ("EEOC") claim, Americans with Disabilities Act ("ADA") claim, Family and Medical Leave Act ("FMLA") claim, wage and hour claim, unemployment compensation claim, or workers' compensation claim, and any liabilities or obligations to former employees of Sellers or their respective Affiliates under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended;

            (h) any obligation or liability accruing, arising out of, or relating to any federal, state or local investigations of, or claims or actions against, such Seller or its Affiliates or any of their employees with respect to acts or omissions prior to the Closing (other than to the extent such liability is covered by the warranties assumed pursuant to Section 1.1(g) or is a liability referred to in Section 1.3(a) (only with respect to any and all liabilities and obligations of each Seller in respect of the Assets or the Facility existing as of November 30, 2003 but only if and to the extent that the same are accrued or reserved for on November 30, 2003 and remain unpaid and undischarged on the Closing Date) or Section 1.3(g));

            (i) any civil or criminal obligation or liability accruing, arising out of, or relating to any acts or omissions of such Seller or its Affiliates, or their directors, officers, employees and agents, that violates any constitutional provision, statute, ordinance or other law, rule, regulation, interpretation or order of any governmental entity (other than to the extent such liability is covered by the warranties assumed pursuant to Section 1.1(g));

            (j) liabilities or obligations arising as a result of any breach by any Seller or its Affiliates at any time of any contract that is not assumed by Buyer;

            (k) liabilities or obligations arising out of any breach prior to the Closing by such Seller or its Affiliates of any Contract (other than Medicare, Medicaid, CHAMPUS/TRICARE or other third party payor agreements), except to the extent such liability is covered by the warranties assumed pursuant to Section 1.1(g);

            (l) any obligation or liability asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Facilities or the Assets prior to the Closing;

            (m) any debt, obligation, expense, or liability of such Seller or its Affiliates arising out of or incurred solely as a result of any transaction of such Seller occurring after the Closing, or for any violation after the Closing by such Seller of any law, regulation, or ordinance (including, without limitation, those pertaining to fraud, environmental, healthcare regulatory and ERISA matters); and

            (n) any obligation or liability of such Seller owed to another
Seller.

      1.5 CONSIDERATION.

            The aggregate consideration for the sale and transfer of the Assets shall be Forty-Six Million Five Hundred Thousand Dollars (US$46,500,000), subject to adjustment at and following the Closing pursuant to Section 1.7 (Closing Net Working Capital) (the "PURCHASE

PRICE") and the assumption by the respective Buyers of the Assumed Liabilities and the performance of each Buyer's obligations hereunder.

      1.6 PAYMENT OF PURCHASE PRICE.

            The Purchase Price shall be paid by the Buyers to the Sellers at Closing in accordance with the following procedures:

            (a) PAYMENT AT CLOSING. At the Closing, the Buyers shall pay to the Sellers an aggregate amount equal to the Purchase Price (prior to any adjustment in accordance with Section 1.7 (Closing Net Working Capital)) minus Eight Million Dollars (US$8,000,000) (the "ESCROWED FUNDS"), with each Seller entitled to receive the amount set forth opposite such Seller's name below:

                                Amount
                                ------
Summit Health Seller:     $    6,804,873.00
                          -----------------

Millwood Health Seller:   $   15,374,911.00
                          -----------------

Fort Lauderdale Seller:   $   10,545,216.00
                          -----------------

Pride Institute Seller:   $    5,775,000.00
                          -----------------

            (b) PAYMENT OF ESCROWED FUNDS. At the Closing, the Buyers, shall pay the Escrowed Funds, ($2,191,214 of which shall be allocated to Fort Lauderdale Seller, $3,194,787 of which shall be allocated to Millwood Health Seller, $1,200,000 of which shall be allocated to Pride Institute Seller and $1,413,999 of which shall be allocated to Summit Health Seller to Citibank, N.A., a national banking association (the "ESCROW AGENT"), which Escrowed Funds shall be held in separate escrow accounts on behalf of each Seller (collectively, the "ESCROW ACCOUNT"), pursuant to an escrow agreement, substantially in the form attached as Exhibit B hereto (the "ESCROW AGREEMENT").

            (c) METHOD OF PAYMENT. The Buyers shall pay or cause to be paid to or for the account of each of the Sellers and the Escrow Agent, as the case may be, any payments required pursuant to this Section 1.6 (Payment of Purchase Price) by wire transfer of immediately available funds pursuant to wire instructions which shall be delivered by each of the Sellers and the Escrow Agent, as the case may be, to the Buyers no later than the close of business two
(2) Business Days prior to the Closing Date.

      1.7 CLOSING NET WORKING CAPITAL.

            The term "NET WORKING CAPITAL AMOUNT" means, for each Seller, the difference between its current assets that are included in the Assets and its current liabilities that are included in the Assumed Liabilities, in each case as of 11:59 PM (EST) on the Business Day (defined below) immediately preceding the Closing Date, as more fully defined and calculated in accordance with
Schedule 1.7 to this Agreement. The term "TARGET NET WORKING CAPITAL

AMOUNT" means(1), for Fort Lauderdale Seller, an amount equal to US$44,285.00, for Millwood Health Seller, an amount equal to US$602,371.00, for Pride Institute Seller, an amount equal to US$116,502.00, and for Summit Health Seller, an amount equal to US$1,337,332.00. The term "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close. With respect to each Seller, a post-Closing adjustment to the portion of the Purchase Price it received shall be made as follows:

            (a) As soon as practicable, but in any event within forty-five (45) days following the Closing, Richard Kresch (the "SELLERS' REPRESENTATIVE") shall deliver or cause to be delivered to Buyers a statement setting forth in detail each Seller's calculation of the amount of its Net Working Capital Amount, which statement shall be prepared in accordance with Schedule 1.7 to this Agreement and shall consist of only those items specified on such Schedule 1.7, Buyers shall assist the Sellers and their auditors and other representatives in the preparation of such Net Working Capital Amount Statements and shall provide Sellers and their auditors and other representatives with full access to the books and records, work papers and knowledgeable personnel of the Facilities during normal business hours in connection with their preparation of the Net Working Capital Amount statements; provided, however, that the Sellers shall have the primary responsibility and authority for preparing such statements.

            (b) Each Seller shall provide each Buyer and its auditors and other representatives with access to such Seller's work papers and such other documents and materials that are generated or reviewed by such Seller in connection with the preparation of the Net Working Capital Amount statements.

            (c) Each of the Sellers' calculations pursuant to Section 1.7 (Closing Net Working Capital) subsection (a) of the Net Working Capital Amounts shall become final for all purposes of this Agreement unless, within forty-five
(45) days after the receipt of such calculation by the applicable Buyer (the "REVIEW PERIOD"), the Sellers' Representative receives written notice of the applicable Buyer's disapproval of such calculation of the Net Working Capital Amounts, along with such Buyer's determination of the Net Working Capital Amount for such Seller, calculated in accordance with the terms of this Section 1.7 (Closing Net Working Capital) and a reasonably detailed explanation as to the reasons for such disapproval (the "ADJUSTMENT REPORT").

            (d) In the event such Buyer and the Sellers' Representative fail to agree on each Buyer's proposed adjustments contained in the Adjustment Report within fifteen (15) days after the Sellers' Representative's receipt of the Adjustment Report with respect to the Net Working Capital Amount of one or more Sellers, then such Buyer and the Sellers agree that Pricewaterhouse Coopers LLP (or its successor, the "FIRST CHOICE") or, if such firm is not available or such firm has provided services to any Seller, Parent, any Buyer or any Affiliate of any Seller or Parent within the previous six months, such other independent accounting firm of national reputation (the "SELECTED FIRM") selected by the mutual agreement of such Buyer and

------------------------
(1) Note to draft: Target Net Working Capital Amount for each Seller based on November 30, 2003 financials, as adjusted on Schedule 1.7.

Sellers' Representative or, if such Buyer and Sellers' Representative cannot agree on the Selected Firm, a nationally recognized accounting firm chosen by the First Choice, acting as experts and not as arbitrators, shall make the final determination with respect to the correctness of the proposed adjustments in the Adjustment Report (or Adjustment Reports) that remain in dispute between the Sellers' Representative and such Buyer (the "DISPUTED ITEMS") in light of the terms and provisions of this Agreement. The decision of the First Choice or the Selected Firm, as the case may be, with respect to the Disputed Items shall be made within forty-five (45) days after the engagement of the First Choice or the Selected Firm and their receipt of the Adjustment Report and Disputed Items and shall be final and binding on such Buyer and each of the Sellers. The applicable Buyer shall pay 50% of the First Choice's or the Selected Firm's, as the case may be, fees and expenses in connection with this Section 1.7 (Closing Net Working Capital) and each Seller shall pay 50% of such fees and expenses incurred with respect to the Disputed Items related to such Seller's Net Working Capital Amount.

      1.8 POST CLOSING ADJUSTMENT.

            Within three (3) Business Days following the final determination pursuant to Section 1.7 (Closing Net Working Capital) of the Net Working Capital Amount for each Seller (the "FINAL NET WORKING CAPITAL AMOUNT"), the parties hereto agree that, with respect to each Seller:

            (a) If the Final Net Working Capital Amount for such Seller is greater than the Target Net Working Capital Amount for such Seller, the applicable Buyer shall pay an amount to such Seller by wire transfer in immediately available funds to an account or accounts designated by the Sellers' Representative equal to the difference between the Final Net Working Capital Amount for such Seller and the Target Closing Working Capital Amount for such Seller; and

            (b) If the Final Net Working Capital Amount for such Seller is less than the Target Net Working Capital Amount for such Seller, such Seller shall pay an amount to the applicable Buyer by wire transfer in immediately available funds to an account designated by such Buyer equal to the difference between the Final Working Capital Amount for such Seller and the Target Net Working Capital Amount for such Seller.

      1.9 ALLOCATION OF CONSIDERATION.

            Buyers and the Sellers hereby agree that the aggregate consideration for the sale and transfer of the Assets has been allocated among the Sellers as follows:

                          Percentage Interest
                          -------------------
Summit Health Seller:          17.68%
                               -----

Millwood Health Seller:        39.93%
                               -----

Fort Lauderdale Seller:        27.39%
                               -----

Pride Institute Seller:        15.00%
                               -----

Each Seller's "PERCENTAGE INTEREST" is as set forth above. The Buyers and the Sellers agree to use the Percentage Interest determined pursuant to this Section
1.9 (Allocation of Consideration) in preparing and filing all required forms under Section 1060 of the Code and all other Tax Returns (defined below), including without limitation IRS Form 8594. The Buyers and the Sellers further agree that they shall not take any position inconsistent with the Percentage Interest upon any examination of any such Tax Return, in any refund claim or in any Tax litigation or for any other Tax purpose. The Buyers and Sellers shall notify the other parties within ten (10) Business Days if either receives written notice that any Government Entity proposes any allocation different than the Percentage Interest. "TAX RETURNS" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

                                   ARTICLE 2.
                                     CLOSING

      2.1 CLOSING.

            Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Articles 7 (Conditions Precedent to Obligations of Buyers) and 8 (Conditions Precedent to Obligations of Sellers) hereof, the consummation of the transactions contemplated by and described in this Agreement (the "CLOSING") shall take place at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee, at 10:00 a.m. local time, on the first day of the calendar month immediately following the first day on which all of the conditions set forth in Articles 7 (Conditions Precedent to Obligations of Buyers) and 8 (Conditions Precedent to Obligations of Sellers) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been fulfilled, or on such other date or at such other location as the parties may mutually designate in writing (the date of consummation is referred to herein as the "CLOSING DATE"). The Closing shall be effective as set forth in Section 12.22 (Accounting Date). The term "CLOSING DOCUMENTS" means the documents executed and delivered at the Closing pursuant to this Article 2 (Closing).

      2.2 ACTIONS OF SELLERS AT CLOSING.

            At the Closing and unless otherwise waived in writing by Buyers, to the extent applicable to a Seller, such Seller shall deliver to the applicable Buyer the following:

            (a) A limited warranty deed, fully executed by Pride Institute Seller in recordable form, conveying to Pride Institute Buyer good and marketable fee title to the Minnesota Property and assignments of the Leases ("LEASE ASSIGNMENTS"), as appropriate, fully executed by the applicable Seller in recordable form (but only to the extent such Leases or memoranda have been recorded), assigning to each applicable Buyer good and valid leasehold title to any Real Property which is a leasehold estate, subject in each instance only to the Permitted Encumbrances and the Assumed Liabilities;

            (b) A Bill of Sale, fully executed by such Seller, conveying to the applicable Buyer good and valid title to all of its tangible assets which are a part of the Assets (other than the Real Property) and valid title to all of its intangible assets which are a part of the Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the Assumed Liabilities and the Permitted Encumbrances (the "BILL OF SALE");

            (c) An Assignment and Assumption Agreement, fully executed by such Seller, conveying, subject to the provisions of Section 12.4 (Consented Assignment), to the applicable Buyer such Seller's interest in its Contracts which are part of the Assets, good and valid title to all of its tangible assets which are a part of the Assets and valid title to all of its intangible assets which are a part of the Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the Assumed Liabilities and the Permitted Encumbrances, pursuant to which such Buyer shall undertake and assume the future performance of the Contracts and the Assumed Liabilities (the "ASSIGNMENT AND ASSUMPTION AGREEMENTS");

            (d) Copies of resolutions duly adopted by the board of managers or managing members, as applicable, and by the members of such Seller, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of the Closing, by the appropriate manager of such Seller;

            (e) Certificates of a manager of such Seller, certifying that each covenant and agreement of that Seller to be performed prior to or as of the Closing pursuant to this Agreement has been performed in all material respects and each representation and warranty of that Seller is true and correct in all material respects on the Closing Date (other than representations and warranties that are by their terms expressly qualified by concepts of materiality, which shall be true and correct in all respects), as if made on and as of the Closing, except for representations and warranties that are themselves expressly limited to dates or times other than the Closing Date;

            (f) Certificates of incumbency for the respective managers of such Seller executing this Agreement and any other agreements or instruments contemplated herein or making certifications for the Closing dated as of the Closing Date;

            (g) Certificates of existence and good standing of such Seller from the state in which it is incorporated, dated the most recent practical date prior to the Closing;

            (h) An executed Consulting Agreement between Richard Kresch and an Affiliate of Buyers which, if such Affiliate is not Parent, shall include an irrevocable guarantee of Parent of the obligations of such Affiliate in substantially the form attached hereto as Exhibit C;

            (i) A Section 1445 Non-Foreign Person Affidavit certifying that no Seller is a foreign person or entity (as defined therein);

            (j) To the extent obtained by Seller, landlord consents and estoppel certificates with respect to the Leases;

            (k) The opinion to Buyers as provided in Section 7.7 (Opinion of Counsel to Sellers) hereof;

            (l) A Limited Power of Attorney, fully executed by such Seller, permitting (to the extent permitted by applicable law) each applicable Buyer to operate, for a period not to exceed one hundred twenty (120) days following the Closing Date, under the licenses and registrations of the applicable Seller relating to controlled substances and the operations of pharmacies and laboratories, until such Buyer is able to obtain such licenses and registrations for itself in substantially the form attached hereto as Exhibit D;

            (m) A Noncompetition Agreement, fully executed by those individuals name therein, in substantially the form attached hereto as Exhibit E;

            (n) Reasonable evidence that the tail insurance requirements set forth in Section 10.12 of this Agreement have been satisfied; and

            (o) Such other instruments and documents as Buyers reasonably deem necessary to effect the transactions contemplated hereby.

      2.3 ACTIONS OF BUYERS AT CLOSING.

            At the Closing and unless otherwise waived in writing by Sellers, such Buyer shall (and Parent shall cause each Buyer to) deliver to the applicable Seller the following:

            (a) An amount equal to the Purchase Price in immediately available funds (subject to delivery of the Escrowed Funds to the Escrow Agent pursuant to Section 1.6(b) hereof) payable to such Seller;

            (b) An amount equal to the Parent's or a Buyer's aggregate obligation for Insurance Costs (as hereinafter defined) pursuant to Section
10.12 hereof, Security Deposit and Prepaid Amount Reimbursements pursuant to
Section 10.14 hereof, and Capital Expenditure Reimbursements pursuant to Section
10.16 hereof, in immediately available funds payable to such Seller;

            (c) The Lease Assignments, fully executed by the applicable Buyers to evidence their assumption of the Leases;

            (d) The Assignment and Assumption Agreements with such Seller, fully executed by the applicable Buyer;

            (e) Copies of resolutions duly adopted by the Board of Directors of Parent and each Buyer (except, as to Millwood Hospital, L.P., the general partner thereof) authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of the Closing, by the appropriate officers of each Buyer (except, as to Millwood Hospital, L.P., the general partner thereof);

            (f) Certificates of the President or a Vice President of Parent and each Buyer (except, as to Millwood Hospital, L.P., the general partner thereof), certifying that each covenant and agreement of Parent and each Buyer to be performed prior to or as of the Closing pursuant to this Agreement has been performed in all material respects and each representation and warranty of Parent and each Buyer is true and correct in all material respects on the Closing Date (other than representations and warranties that are by their terms expressly qualified by concepts of materiality, which shall be true and correct in all respects), as if made on and as of the Closing, except for representations and warranties that are themselves expressly limited to dates or times other than the Closing Date;

            (g) Certificates of incumbency for the respective officers of Parent and each Buyer (except, with respect to Millwood Hospital, L.P., the general partner thereof) executing this Agreement and any other agreements or instruments contemplated herein or making certifications for the Closing dated as of the Closing Date;

            (h) Certificates of existence and good standing of Parent and each Buyer from the state in which it is formed, dated the most recent practical date prior to Closing;

            (i) An executed Consulting Agreement between Richard Kresch and an Affiliate of Buyers which, if such Affiliate is not Parent, shall include an irrevocable guarantee of Parent of the obligations of such Affiliate in substantially the form attached hereto as Exhibit C; and

            (j) The opinion to Sellers as provided in Section 8.5 (Opinion of Counsel to Buyers) hereof; and

            (k) Such other instruments and documents as Sellers reasonably deem necessary to effect the transactions contemplated hereby.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller severally, and not jointly, represents and warrants to the respective Buyer as of the date hereof the following regarding the Facility that it owns or leases and its business:

      3.1 EXISTENCE AND CAPACITY.

            Such Seller is a limited liability company, duly organized and validly existing in good standing under the laws of its state of organization. Such Seller has the requisite limited liability company power and limited liability company authority to enter into this Agreement and to perform its obligations hereunder. Such Seller has the requisite limited liability company power and limited liability company authority to conduct its business as it is now being conducted.

      3.2 POWERS; GOVERNMENTAL CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC.

            The execution, delivery, and performance of this Agreement by such Seller and all other agreements referenced herein, or ancillary hereto, to which such Seller is a party, and the consummation by such Seller of the transactions contemplated by this Agreement and the documents described herein, as applicable:

            (a) are within its limited liability company powers, subject to compliance with Sections 5.4 (Governmental Approvals) and 5.5 (HSR Notification) are not in contravention of law or of the terms of its organizational documents, and have been duly authorized by all appropriate limited liability company action;

            (b) except as provided in Sections 5.4 (Governmental Approvals) and
5.5 (HSR Notification) below or as set forth on Schedule 3.2, do not require any material approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

            (c) except as set forth on Schedule 3.2 and for Permitted Encumbrances, without giving effect to Section 12.3 (Additional Assurances), will neither violate, nor result in any breach of, or the creation of any material lien, charge, or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound;

            (d) subject to compliance with Sections 5.4 (Governmental Approvals) and 5.5 (HSR Notification) will not violate any statute, law, rule, or regulation of any governmental authority to which it or the Assets may be subject; and

            (e) will not violate any judgment, decree, writ or injunction of any court or governmental authority to which it or the Assets may be subject.

      3.3 BINDING AGREEMENT.

            This Agreement and all agreements to which such Seller will become a party pursuant hereto are and will constitute the valid and legally binding obligations of such Seller and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except insofar as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and general principles of equity.

      3.4 FINANCIAL STATEMENTS.

            (a) Such Seller has delivered to the applicable Buyer copies of the following financial statements of or pertaining to its Facility ("FINANCIAL STATEMENTS"), which Financial Statements are maintained on an accrual basis, and copies of which are attached hereto as Schedule 3.4:

                  (i) Unaudited Balance Sheet dated as of December 31, 2003 (the "BALANCE SHEET DATE");

                  (ii) Unaudited Income Statement for the fiscal year ended on the Balance Sheet Date (together with the Balance Sheet in clause (i) above, the "2003 FINANCIAL STATEMENTS");

                  (iii) Unaudited Balance Sheet and Income Statement for the fiscal year ended December 31, 2001 (collectively, the "2001 FINANCIAL STATEMENTS"); and

                  (iv) Audited Balance Sheet and Income Statement for the fiscal year ended December 31, 2002.

      Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP"), except as set forth in Schedule 3.4, and the absence of footnotes in the 2001 Financial Statements and the 2003 Financial Statements and, for the 2001 and 2003 Financial Statements for Pride Institute Seller, the use of equity basis reporting, rather than the consolidated reporting required by GAAP, with respect to Fort Lauderdale Seller and Millwood Health Seller. Such Balance Sheets present fairly in all material respects the financial condition of such Seller's Facility as of the dates indicated thereon, and such Income Statements present fairly in all material respects the results of operations of such Seller's Facility for the periods indicated thereon. Except for (i) liabilities that are disclosed in this Agreement, agreements entered into in connection herewith or the schedules and exhibits hereto and thereto, and
      (ii) liabilities that were incurred after the Balance Sheet Date in the ordinary course of business, as of the date hereof, there are no liabilities of such Seller relating to its Facility or the other Assets and Assumed Liabilities required in accordance with GAAP to be disclosed on the Financial Statements of such Seller, except as set forth in the Financial Statements, as otherwise specified on Schedule 3.4, or which would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Seller.

            (b) The Interim Statements delivered by Seller after the date hereof pursuant to Section 5.6 (Additional Financial Information) will, when delivered, be true, correct and complete in all material respects and have been prepared in accordance with the books and records employees of such Seller, and fairly present the financial position and results of operations of such Seller's Facility as of the date and for the period indicated, all in accordance with GAAP consistently applied, except as set forth in Schedule 3.4, the absence of footnotes and, in the case of the Interim Statements for Pride Institute Seller, the use of equity basis reporting, rather than the consolidated reporting required by GAAP, with respect to Fort Lauderdale Seller and Millwood Health Seller.

      3.5 CERTAIN POST-BALANCE SHEET DATE RESULTS.

            Except as set forth in Schedule 3.5 hereto, between the Balance Sheet Date and the date hereof, there has not been any:

            (a) material damage, destruction, or loss (whether or not covered by insurance) affecting such Seller's Facility or Assets;

            (b) material adverse changes in the condition, financial or otherwise, of its such Seller's Assets, the business of, or in the results of operations of, Facility;

            (c) threatened employee strike, work stoppage, or labor dispute pertaining to its such Seller's Facility;

            (d) sale, assignment, transfer, or disposition of any item of property, plant or equipment included in such Seller's Assets (other than supplies) having a book value in excess of Five Thousand Dollars ($5,000), except in the ordinary course of business consistent with past practices of such Seller;

            (e) material increases in the compensation payable to any employees of such Seller's Facility or any material increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan, remuneration or arrangements made to, for or with such employees (other than in the ordinary course of business consistent with such Seller's past practices);

            (f) changes in the composition of the medical staff of such Seller's Facility, other than normal turnover occurring in the ordinary course of business consistent with such Seller's past practices;

            (g) material decreases in the rates charged by such Facility for its services, other than those made in the ordinary course of business consistent with such Seller's past practices;

            (h) material adjustments or write-offs of accounts receivable or reductions in reserves for accounts receivable outside the ordinary course of business consistent with such Seller's past practices;

            (i) material changes in the accounting methods or practices employed by such Seller or changes in its depreciation or amortization policies; or

            (j) material transaction pertaining to such Seller's Facility by such Seller outside the ordinary course of business consistent with its past practices.

      3.6 LICENSES.

            Such Seller's Facility is duly licensed as required pursuant to the applicable laws of the state in which it is located as set forth on Schedule
3.6. The ancillary departments located at each Facility which are required to be specially licensed are duly licensed by the appropriate state agency (the "STATE HEALTH AGENCY"). Except as set forth on Schedule 3.6 hereto, such Seller has all other material licenses, registrations, permits, and approvals which are needed or required by law to operate the business related to or affecting its Facility or any ancillary services related thereto. Such Seller has delivered to the applicable Buyer an accurate list (Schedule 3.6) of all such material licenses, registrations and permits held by it relating to the ownership, development, or operation of its Facility or its Assets, all of which are now and as of the Closing shall be in good standing.

      3.7 CERTIFICATES OF NEED.

            No application for any Certificate of Need, Exemption Certificate (each as defined below) or declaratory ruling has been made by such Seller with the State Health Agency or other applicable agency which is currently pending or open before such agency, and no such application (collectively, the "APPLICATIONS") filed by such Seller within the past three (3) years has been ultimately denied by any commission, board or agency or withdrawn by such Seller. Such Seller has not prepared, filed, supported or presented opposition to any Applications filed by another hospital or health agency within the past three (3) years. Such Seller does not have any Applications pending or any approved Applications which relate to projects not yet completed. Such Seller has filed on a timely basis all required Applications which are complete and correct in all material respects with respect to any and all material improvements, projects, changes in services, zoning requirements, construction and equipment purchases, and other changes for which approval is required under any applicable federal or state law, rule or regulation. As used herein, "CERTIFICATE OF NEED" means a written statement issued by the State Health Agency evidencing community need for a new, converted, expanded or otherwise significantly modified health care facility, health service or hospice, and "EXEMPTION CERTIFICATE" means a written statement from the State Health Agency stating that a health care project is not subject to the Certificate of Need requirements under applicable state law.

      3.8 GOVERNMENTAL PROGRAM PARTICIPATION; ACCREDITATION.

            Such Seller's Facility participating in the Medicare Program, one or more Medicaid programs or the CHAMPUS/TRICARE program is set forth on Schedule
3.8. Such Seller's Facility has a current and valid provider contract with the programs as set forth on Schedule 3.8, and is in compliance in all material respects with the conditions of participation in such programs, if applicable. Such Seller's Facility is duly accredited (except as set forth on Schedule 3.8), by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") or (in the case of Pride Institute Seller) the Commission on Accreditation of Rehabilitation Facilities ("CARF") for the three (3) year period set forth on
Schedule 3.8. A copy of the most recent accreditation letter from the JCAHO or, as applicable, the CARF pertaining to such Seller's Facility has been made available to the applicable Buyer. Except as set forth on Schedule 3.8, all billing practices of such Seller with respect to its Facility to all third party payors, including the Medicare, Medicaid and CHAMPUS/TRICARE programs and private insurance companies, have been in compliance in all material respects with all applicable laws, regulations and policies of such third party payors and the Medicare, Medicaid and CHAMPUS/TRICARE programs and neither it nor its Facility has knowingly billed or received any payment or reimbursement in excess of amounts allowed by law. Neither such Seller nor any individual with a direct or indirect ownership or control interest of five percent (5%) or more of such Seller, nor any director, officer, agent or managing employee (as defined in Section 1126(b) of the Social Security Act (42 U.S.C. Section 1320a-5(b)) of such Seller is excluded from participation in the Medicare, Medicaid or CHAMPUS/TRICARE programs, nor, to the knowledge of such Seller, is any such exclusion threatened. Except as set forth on Schedule 3.8, such Seller has not received any written notice from any of the Medicare, Medicaid or CHAMPUS/TRICARE programs, or any other third party payor programs of any pending or threatened investigations.

      3.9 REGULATORY COMPLIANCE.

            Except as set forth on Schedule 3.9 hereto, to the knowledge of such Seller its Facility is not out of compliance in any material respect with any applicable statutes, rules, regulations, and requirements of the Government Entities having jurisdiction over such Seller's Facility and the operations of such Seller's Facility or its related ancillary services. As used herein, "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local. Except as set forth on Schedule 3.9, such Seller has timely filed all material reports, data, and other information required to be filed with the Government Entities. Neither such Seller nor, to the knowledge of such Seller, any of its officers, directors, agents or employees, has committed a violation of federal or state laws regulating health care fraud, including but not limited to the federal Anti-Kickback Law, 42 U.S.C. 1320a-7b; the Stark I and II Laws, 42 U.S.C. 1395nn, as amended, and their associated regulations; and the False Claims Act, 31 U.S.C. 3729, et seq. Notwithstanding anything to the contrary contained in this Section 3.9, the representation and warranty contained in this Section shall not be deemed applicable to any representations or warranties regarding compliance with laws as may be addressed in Sections 3.8 (Governmental Program Participation; Accreditation), 3.10 (Real Property), 3.12 (Employee Benefit Plans), 3.13 (Litigation or Proceedings), 3.14 (Environmental Laws),
3.16 (Taxes), 3.17 (Employee Relations), 3.21 (Third Party Payor Cost Reports),
3.26 (Compliance Program), and 3.29 (HIPAA Compliance).

      3.10 REAL PROPERTY.

            The Millwood Health Seller, the Pride Institute Seller and the Summit Health Seller own good and valid leasehold interests in the leased premises located in Forth Worth, Texas, Minneapolis, Minnesota, Summit, New Jersey and Piscataway, New Jersey, respectively, subject to no liens and encumbrances created by such Sellers other than Permitted Encumbrances (provided that the foregoing representation shall apply only with respect to such leasehold interests and not with respect to liens and encumbrances affecting fee title to such leased premises). With respect to the Real Property of such Seller, except as set forth on Schedule 3.10 and, except with respect to any improvements made to the Leased Premises under the New Summit Lease by the Summit Health Buyer (or its affiliates) after the Closing:

            (a) Such Seller has not received written notice from any Governmental Entity of a violation of any applicable ordinance or other law, order or regulation relating to (i) in the case of Pride Institute Seller, the Minnesota Property or (ii) in the case of any of the Sellers, its Leased Premises, to the extent such Seller is responsible for compliance with such matters under the terms of its lease (except, in the case of both clause (i) and clause (ii)), for violations that have been cured and for which any confirmation of such cure required to be given by such Governmental Entity has been given). Such Seller has not received written notice from any Governmental Entity alleging that such Seller's Real Property does not comply in all material respects with all public health, fire safety or building codes and regulations (except, in each case, for violations that have been cured and for which any confirmation of such cure required to be given by such Governmental Entity has been given);

            (b) Except as set forth on Schedule 3.10, to the knowledge of such Seller, the Facility owned or leased by such Seller and designated as a Principal Facility on Exhibit A hereto (each such Facility, a "PRINCIPAL FACILITY") and the operation of such Principal Facility is in compliance with all applicable zoning, land use, public health, fire safety, building code or other similar laws, ordinances and regulations (collectively, "REAL ESTATE LAWS") applicable thereto or to the ownership or operation thereof, except for any noncompliance which would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on such Principal Facility; provided that in no event shall such Seller be deemed to have breached the representation contained in this Section 3.10(b) with respect to a condition which constitutes a violation of a Real Estate Law unless it has knowledge not only that such condition exists but also that such condition constitutes such a violation.

            (c) To the knowledge of such Seller, the consummation of the transactions contemplated herein will not result in a violation of any zoning ordinance applicable to its Principal Facility or the termination of any zoning variance, conditional use permit or waiver now existing applicable to its Principal Facility;

            (d) To the knowledge of such Seller, and except for the Permitted Encumbrances (as hereinafter defined), its Leased Premises (other than its Principal Facility or to which Buyer will be relying on its Title Policy, if any, with respect to title matters) are subject to no easements, restrictions, or such other limitations on title which, in such case, make such property unusable for its current use or materially impairs its current use;

            (e) To the knowledge of such Seller, its Principal Facility is in compliance with the applicable provisions of the Rehabilitation Act of 1973, Title III of the Americans with Disabilities Act, and the provisions of any comparable state statute relative to accessibility (these laws are referred to, collectively, as the "ACCESSIBILITY LAWS"), except for any noncompliance which would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on its Principal Facility.

            (f) There is no pending or noticed, or to the knowledge of such Seller, threatened litigation, administrative action or complaint (whether from state, federal or local government or from any other person, group or entity) relating to compliance by such Seller or any of its Real Property with the Accessibility Laws;

            (g) Except for patients, there are no tenants or other persons or entities occupying any space in such Seller's Real Property, other than pursuant to Leases described in Schedule 3.10 ("LESSOR LEASES"), and such Seller has not received any written claim from any person or entity, claiming any possession, adverse or not, to or other interest in any portion of the Real Property (other than pursuant to a Permitted Encumbrances);

            (h) Such Seller has not received, during the past three (3) years, any written notice from any Governmental Entity of, and, to the knowledge of such Seller, no part of its Principal Facility is subject to, any existing, proposed or contemplated plans to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of its Principal Facility or that would adversely affect the current use of any part of its Principal Facility;

            (i) To Pride Institute Seller's knowledge, final permanent and unconditional certificates of occupancy and/or use have been duly issued by the applicable governmental authority having jurisdiction for all buildings located on its Minnesota Property (it is understood and agreed that this representation and warranty is being made by no Seller other than Pride Institute Seller);

            (j) To such Seller's knowledge, all utilities serving the Real Property are installed and operating, and such utilities are being provided on such basis that is consistent with past practice. To such Seller's knowledge, any tap fees, hook-up fees or other associated charges accrued to date with respect to the Minnesota Property, in the case of Pride Institute Seller, and in the case of any of the Sellers, where such Seller is responsible for the same under a Lease, have been fully paid with respect to all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving such Seller's Facility and its Assets;

            (k) Except as listed on Schedule 3.10, there are no outstanding options to purchase, rights of first offer, rights of first refusal or any similar rights to purchase any parcel of its Minnesota Property, or any portion thereof or interest therein that have been granted or created by such Seller (it is understood and agreed that this representation and warranty is being made by no Seller other than Pride Institute Seller);

            (l) Schedule 3.10 sets forth an accurate and complete list of all of the Leases pursuant to which such Seller is lessee. Such Seller has provided the Buyer accurate and complete copies of all Leases to which it is a party. Except as set forth in Schedule 3.10, such Seller is not a lessee of any real property used in, or necessary or intended for the operation of its Facility or its Assets to be transferred to Buyer;

            (m) To such Seller's knowledge, consummation of the Closing, and the sale of such Seller's Real Property, if applicable, does not require the filing of any subdivision plats or the taking of any similar action (it is understood and agreed that this representation and warranty is being made by no Seller other than Pride Institute Seller); and

            (n) Except as set forth in Schedule 3.10: (1) such Seller has not received any notice of any default, offset, counterclaim or defense under any of its Leases; (2) except as set forth in each Lessor Lease, none of the Lessor Leases under which such Seller is the lessor is subject to any option to renew, options to purchase, rights of first refusal, rights of first offer or any similar rights; (3) as to any of the Lessor Leases under which such Seller is the lessor, no tenant is entitled to any rebate, concession or free rent, other than as set forth in the lease or contract with such tenant; no commitments have been made to any tenant for repairs or improvements other than for normal repairs and maintenance in the future; and no rents due under any leases with tenants have been assigned or hypothecated to, or encumbered by, any person, other than pursuant to the loan documents referenced to in Section 1.3(d); and (4) such Seller is not in material breach or default under any Lease.

            (o) Notwithstanding anything to the contrary stated elsewhere in this Agreement, the representations made in Section 3.10(k), shall not survive the Closing.

      3.11 TITLE.

            Except as set forth on Schedule 3.11, as of the Closing, such Seller shall own and hold good and valid, or transferable, title to (or valid leasehold or contractual interests in) all of its Assets (other than those sold, consumed or distributed in compliance with this Agreement), and (subject to the exceptions set forth on Schedule 3.11) at the Closing, subject to Section 12.3, such Seller will assign and convey to Buyer good and valid, or transferable, title to all of such Assets, or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance, or charge other than the Permitted Encumbrances or the Assumed Liabilities. Notwithstanding the foregoing, Seller makes no representations as to title to the Real Property other than those contained in Section 3.10.

      3.12 EMPLOYEE BENEFIT PLANS.

            Except as set forth on Schedule 3.12 hereto, such Seller (i) does not presently maintain or contribute to any pension, profit sharing, deferred compensation, bonus, fringe benefit, stock option, severance, layoff, life insurance, disability, vacation, holiday, or other employee pension or health or welfare benefit plan or arrangement and (ii) does not presently maintain or contribute to, nor has such Seller maintained or contributed to within the last six (6) years, any "pension plan," as defined in Section 2 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), subject to Section 412 of the Code, Section 302 of ERISA and/or Title IV of ERISA. All employee pension benefit plans and employee health or welfare benefits plans maintained or contributed to by such Seller (collectively "BENEFIT PLANS") have been administered in compliance in all material respects with applicable laws including, without limitation, the applicable provisions of the Code and ERISA. No reportable events (within the meaning of ERISA) or prohibited transactions (within the meaning of the Code and ERISA) have occurred with respect to any Benefit Plan that could result in a material liability to such Seller. There are no pending or, to the knowledge of such Seller, threatened claims by or on behalf of the Benefit Plans or by any employee of such Seller alleging a breach or breaches of fiduciary duties or violations of other applicable state or federal law which could result in material liability on the part of either such Seller or the Benefit Plans under any law. Except as set forth on Schedule 3.12 hereto, during the past three (3) years all material returns, reports, disclosure statements, and premium payments required to be made under the Code or ERISA with respect to the Benefit Plans have been timely filed or delivered. Except as described in Schedule 3.12 hereto, the Benefit Plans have not been audited or, to the knowledge of such Seller, investigated by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, in each case within the three (3) years prior to the date hereof, and, to the knowledge of such Seller there are no outstanding proceedings with respect to the Benefit Plans pending before any governmental agency. Such Seller has no obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under COBRA and at the expense of its employee or former employee.

      3.13 LITIGATION OR PROCEEDINGS.

            Such Seller has delivered to Buyer an accurate list (Schedule 3.13) of all current litigation or proceedings in existence with respect to its Facility and its Assets. Except as set forth on Schedule 3.13 hereto, such Seller is not in material default under any law or regulation related to the operation of its Facility or its Assets, or under any order of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on Schedule 3.13, there are no claims, actions, suits, proceedings, or investigations pending, or to the knowledge of such Seller, threatened against or related to such Seller, its Facility or its Assets, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality wherever located.

      3.14 ENVIRONMENTAL LAWS.

            Except as set forth on Schedule 3.14 hereto, (i) such Seller has not received any written notice of any material claim or potential claim relating the presence of any Hazardous Materials (as defined below) or pursuant to any Environmental Laws (as defined below), and (ii) to the knowledge of such Seller it is not in violation in any material respect of any federal, state or local statutes, regulations, laws or orders pertaining to environmental matters ("ENVIRONMENTAL LAWS"), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") and any federal, state or local law, ordinance or regulation pertaining to the handling of hazardous, toxic or infectious medical waste. Such Seller is in possession of all material permits and other governmental authorizations required under applicable Environmental Laws, and all such permits are in good standing. Such Seller is in compliance in all material respects with all terms and conditions thereof to operate the business as currently operated. No Hazardous Materials (which for purposes of this Section 3.14 shall mean and include polychlorinated biphenyls, asbestos, petroleum and any substances, materials, constituents, wastes, or other elements which are included under or regulated by any Environmental Laws) have been, and through the Closing Date will be, manufactured, stored, generated or disposed of on, or released or discharged from or onto, the Real Property or the groundwater under the Real Property by such Seller, or to such Seller's knowledge, by any third party, in violation in any material respect of any applicable Environmental Law. Neither such Seller, nor to such Seller's knowledge, any prior owners, operators or occupants of its Real Property, have allowed any Hazardous Materials to be manufactured, stored, generated, discharged, possessed, managed, processed, released, or otherwise handled on its Real Property in a manner which is in material violation of applicable law, and to the knowledge of such Seller, any prior owners, operators or occupants have complied in all material respects with then-applicable Environmental Laws. Except as set forth on Schedule 3.14 hereto, (i) neither such Seller nor its Affiliates has received any written or other notice that alleges that such Seller, its Facility or any other Asset transferred to Buyer, is not or was not in material compliance with all applicable Environmental Laws; (ii) to such Seller's knowledge none of its Real Property, nor such Seller, nor, to the knowledge of such Seller, any present owner or operator of its Real Property is subject to any pending or threatened investigation or inquiry by any governmental authority, or any remedial or removal obligations under any applicable Environmental Laws nor, to such Seller's knowledge, is there any basis for any such investigation, inquiry or obligation; and (iii) to such Seller's knowledge, no material amount of work, repairs, remedy, construction or capital expenditures are required by any Environmental Laws with respect to its Real Property in order for the continued lawful use of its Real Property as it is currently being used. Such Seller shall immediately notify Buyer should such Seller become aware prior to Closing of any lien, notice, litigation, or threat of litigation relating to any alleged unauthorized release of any Hazardous Materials with respect to any part of its Real Property. Without in any way limiting the generality of the foregoing and, except as set forth on Schedule 3.14 hereto, (i) all current underground storage tanks and the capacity, uses, dates of installation and contents of such tanks (in each case, if known to such Seller) located on its Real Property are identified in Schedule 3.14; (ii) such Seller has not placed, and to such Seller's knowledge, no other person has placed, collection dumps, pits, and disposal facilities or surface impoundments for the disposal of hazardous substances as defined under CERCLA on its Real Property except as identified in
Schedule 3.14; (iii) all underground storage tanks currently operated by such Seller are in compliance in all material respects with the Environmental Laws;
(iv) such Seller is in material compliance with all Occupational Safety and Health Administration ("OSHA") requirements respecting friable asbestos; and (v) to such Seller's knowledge, (A) no petroleum hydrocarbons have migrated on or below the surface of any of its Real Property in a condition or concentration that would require investigation or remediation pursuant to the Environmental Laws, (B) such Seller's Real Property is free of levels of naturally-emitted radon in excess of applicable standards established by Environmental Laws, and
(C) no portion of such Seller's Real Property has ever been used as a landfill, garbage or refuse dump site, waste disposal facility, transfer station or other type of facility for the processing, treatment or disposal of waste materials, except in the ordinary course of business in material compliance with applicable Environmental Laws.

      3.15 HILL-BURTON AND OTHER LIENS.

            The transactions contemplated hereby and the sale of such Seller's Facility and its Assets to Buyer will not result in any obligation of Buyer or any of its Affiliates to repay any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Planning and Resources Development Act, and the Community Mental Health Centers Act, as amended, or similar laws or acts relating to healthcare facilities, nor subject Buyer or any of its Affiliates or the Assets to any lien, restriction or obligation, including any requirement to provide uncompensated care.

      3.16 TAXES.

            Such Seller has filed all Tax Returns required to be filed by it (all of which are true and correct in all material respects) or has obtained valid extensions of the time for filing same and has duly paid or made provision for the payment of all Taxes (including any interest or penalties and amounts due state unemployment authorities) which are due and payable to the appropriate Governmental Entities, except for amounts for which such Seller in good faith has a dispute and for which adequate reserves are reflected on the Balance Sheet. Such Seller has withheld proper and accurate amounts from its employees' compensation in compliance with all withholding and similar provisions of the Code, including employee withholding and social security taxes, and any and all other applicable laws. No deficiencies for any of such Taxes have been asserted or to such Seller's knowledge threatened, and no audit on any such returns is currently under way or to such Seller's knowledge threatened. There are no outstanding agreements by such Seller for the extension of time for the assessment of any such Taxes. Such Seller has not taken and will not take any action in respect of any Taxes which, to such Seller's knowledge, would have a material adverse effect upon its Facility or its Assets as of or subsequent to Closing. Except for Permitted Encumbrances, there are no Tax liens on any of its Assets and, to the knowledge of such Seller, no basis exists for the imposition of any such liens. Such Seller has not assumed the Tax liability of any person under contract. For purposes of payroll taxes with respect to all employees of the Sellers, who become employees of Buyers, the Sellers and Buyers shall treat the transactions contemplated herein as a transaction described in Treasury Regulation Sections 31.3121(a)(1)-1(b)(2) and 31.3306(b)(1)-1(b)(2). For
purposes of this Agreement, "TAXES" means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (i) taxes imposed on, or measured by, income, franchise, profits or gross receipts, (ii) any FICA, FUTA, or workers' compensation and
(iii) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

      3.17 EMPLOYEE RELATIONS.

            Schedule 3.17 contains a list, as of a date no more than 30 days prior to the date hereof, of all of the employees of such Seller at its Facility, their current salary or wage rates, bonus and other compensation for 2003, Accrued PTO and sick days, periods of service, and whether such employees are part-time or full-time. Except as set forth on Schedule 3.17, all employees at its Facility are employees of such Seller. To the knowledge of such Seller, there is no threatened employee strike, work stoppage, or labor dispute pertaining to its Facility. To the knowledge of such Seller, no union representation question exists respecting any employees of such Seller. No collective bargaining agreement exists or is currently being negotiated by Seller, no written demand has been made to such Seller for recognition by a labor organization by or with respect to any employees of such Seller; no union organizing activities by or with respect to any employees of such Seller are, to the knowledge of such Seller, taking place; and none of its employees is represented by any labor union or organization. There is no unfair labor practice claim against such Seller pending before the National Labor Relations Board, nor any strike, dispute, slowdown, or stoppage pending or, to the knowledge of such Seller, threatened against or involving its Facility, and none has occurred within the last five (5) years. Such Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Such Seller is not engaged in any unfair labor practices which could have a material adverse effect on it. Such Seller has complied in all material respects with all requirements of the Immigration and Reform and Control Act of 1986. Except as set forth on Schedule 3.17, there are no pending or, to the knowledge of such Seller, threatened EEOC claims, OSHA complaints, union grievances, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like involving present employees of such Seller regarding services at its Facility.

      3.18 AGREEMENTS AND COMMITMENTS.

            Except for the Contracts, the Immaterial Contracts, contracts included in the Excluded Assets, contracts to which the Seller is not a party but which affect its Real Property (other than the Minnesota Property) and as set forth on Schedule 3.18, there are no commitments, contracts, leases, and agreements (whether written or oral) which materially affect such Seller's Facility, its Assets, or the operation of any thereof, to which such Seller is a party or by which such Seller, its Facility, its Assets, or any portion thereof is bound, including, without limitation:

            (a) physician agreements,

            (b) agreements with health maintenance organizations, preferred provider organizations, or other alternative delivery systems,

            (c) joint venture or partnership agreements,

            (d) employment contracts or any other contracts, agreements, or commitments to or with individual employees or agents,

            (e) contracts or commitments materially affecting ownership of, title to, use of or any interest in real property including any Leases,

            (f) equipment leases,

            (g) equipment maintenance agreements,

            (h) agreements with municipalities,

            (i) collective bargaining agreements or other contracts or commitments to or with any labor unions, labor organizations, or other employee representatives or groups of employees,

            (j) loan agreements, bonds, mortgages, liens, or other security agreements,

            (k) patent licensing agreements or any other agreements, licenses, or commitments with respect to patents, patent applications, trademarks, trade names, service marks, technical assistance, copyrights, or other like terms affecting such Seller's Facility or its Assets,

            (l) contracts or commitments providing for payments based in any manner on the revenues or profits of such Seller's Facility or its Assets,

            (m) agreements, licenses, or commitments relating to data processing programs, software, or source codes utilized in connection with such Seller's Facility or its Assets, and

            (n) contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods or material, to or by such Seller of any amount or value in excess of Twenty-Five Thousand Dollars ($25,000) on an annual basis.

"IMMATERIAL CONTRACTS" means all commitments, contracts, leases and agreements, whether written or oral, which relate to such Seller's Facility or its Assets,
(a) which (i) may be terminated such Seller within ninety (90) days without cause and without penalty, and which will have a remaining obligation during their term (as of the Closing Date, and not on an annual basis) of Fifty Thousand Dollars ($50,000) or less, to which such Seller is a party or by which such Seller or any of its Assets is bound and (ii) are not with any physician or referral source, family member of a physician or referral source, or entity or entities owned by a physician or referral source or physicians or referral source and/or their family members (regardless of the amounts thereof or termination rights with respect thereto), or (b) which exist as of the Closing but are not listed on Schedule 1.1(i) and, following the Closing, the applicable Buyer elects to assume the rights and obligations thereunder.

      3.19 CONTRACTS.

            Such Seller has delivered to the applicable Buyer an accurate list (Schedule 1.1(i)) of the Contracts (other than Immaterial Contracts) in existence on the date hereof. Such Seller has made available to the applicable Buyer true and correct copies of the Contracts (other than Immaterial Contracts) in existence on the date hereof, and has given, and will give, the agents, employees and representatives of Buyer access to the originals of the Contracts (other than Immaterial Contracts) in existence on the date hereof. Such Seller represents and warrants with respect to the Contracts (other than Immaterial Contracts) in existence on the date hereof to which it is a party that:

            (a) The Contracts (other than Immaterial Contracts) in existence on the date hereof constitute valid and legally binding obligations of such Seller and are enforceable against it in accordance with their terms, except insofar as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and general principles of equity;

            (b) Except as set forth on Schedule 3.19, each Contract (other than an Immaterial Contract) in existence as of the date hereof (together with any related Contracts (other than Immaterial Contracts) in existence as of the date hereof) constitutes the entire agreement by and between the respective parties thereto with respect to the subject matter thereof;

            (c) Except as set forth on Schedule 3.19, no act or omission by such Seller has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a material default under the Contracts (other than Immaterial Contracts) in existence as of the date hereof, and each of such Contracts (other than Immaterial Contracts) in existence as of the date hereof is in full force and effect without material default on the part of such Seller;

            (d) Except as expressly set forth on Schedule 3.19, none of the Contracts (other than Immaterial Contracts) in existence as of the date hereof requires consent to the assignment and assumption of such Contracts by Buyer; and

            (e) Except as expressly set forth on Schedule 3.19, the assignment of the Contracts (other than Immaterial Contracts) in existence as of the date hereof to and assumption of post-Closing obligations (and any obligations contemplated by Section 1.3 (Assumed Liabilities)) under such Contracts by the applicable Buyer will not result in any penalty or premium, termination or material variation of the rights, remedies, benefits or obligations of any party thereunder; provided such Seller makes no representation or warranty for any software used in the operation of the Facilities.

      3.20 INSURANCE.

            Such Seller has delivered to the applicable Buyer an accurate schedule (Schedule 3.20) disclosing the insurance policies covering the ownership and operations of its Facility and its Assets, which Schedule reflects the policies' numbers, terms, identity of insurers, amounts, and coverage. All of such policies are in full force and effect with no premium arrearage. Except as expressly set forth on Schedule 3.20, such Seller has given in a timely manner to their insurers all notices required to be given under its insurance policies with respect to all material claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions. Such Seller has not (a) received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies and which remains unremedied, and, to the knowledge of such Seller, no such cancellation or amendment is threatened or (b) failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to its Facility or any of its Assets.

      3.21 THIRD PARTY PAYOR COST REPORTS.

            The cost report year end for Millwood Health Seller and Fort Lauderdale Seller is December 31 and the cost report year end for Summit Health Seller is February 28. Pride Institute Seller is not a Medicare provider. Millwood Health Seller and Fort Lauderdale Seller have duly filed all required cost reports for all the fiscal years through and including the fiscal year ended December 31, 2002 and Summit Health Seller has duly filed all required cost reports for all the years through and including the year ended February 28, 2003. Except as set forth on Schedule 3.21, all of such cost reports accurately reflect in all material respects the information required to be included thereon and to the knowledge of such Seller, such cost reports do not claim and such Seller's Facility has not received reimbursement in any amount that materially exceeds the amounts provided by law or any applicable agreement. Schedule 3.21 indicates which of such cost reports have not been audited and finally settled and a brief description as of the date hereof, of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such cost reports.

      3.22 MEDICAL STAFF MATTERS.

            Such Seller has provided to the applicable Buyer true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of its Facility, if applicable, as well as a list of all current members of the medical staff. Except as set forth on Schedule 3.22 hereto, to the knowledge of such Seller, there are no adverse actions with respect to any medical staff members of its Facility or any applicant thereto for which a medical staff member or applicant has requested a judicial review hearing which has not been scheduled or has been scheduled but has not been completed, and there are no pending or, to the knowledge of such Seller, threatened disputes with applicants, staff members, or health professional affiliates, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

      3.23 CONDITION OF ASSETS.

            The Assets and the Excluded Assets constitute all assets which are held or used by such Seller and necessary for the conduct of the business and operation of its Facility in the manner conducted as of the date of this Agreement. Except as set forth on Schedule 3.23 and other than with respect to the Real Property (the term "Real Property" includes all buildings, structures and facilities), major equipment (other than fixtures) and other material items of tangible property and assets included in the Assets are free from patent defects and in good operating condition and repair, subject to ordinary wear and maintenance, and are usable in the regular and ordinary course of business.

      3.24 INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

            All trademarks, service marks, trade names, patents, copyrights, inventions, processes and applications therefore (whether registered or common law) currently owned or used by such Seller are listed in Schedule 3.24 (collectively, the "INTELLECTUAL PROPERTY"). As of the date hereof, no proceedings have been instituted or are pending or, to the knowledge of such Seller, threatened which challenge the validity of the ownership by such Seller of such Intellectual Property, and such Seller knows of no basis therefore. Such Seller has not licensed anyone to use such Intellectual Property and such Seller has no knowledge of the use or the infringement of any such Intellectual Property by any other person. Such Seller owns (or possesses adequate and enforceable licenses or other rights to use) all Intellectual Property, and all material computer software programs and similar systems used in the conduct of their business.

      3.25 ACCOUNTS RECEIVABLE.

            All accounts receivable constituting a part of the Assets have arisen in bona fide transactions by such Seller in the ordinary course of business. Notwithstanding anything to the contrary in this Agreement, none of the Sellers is making or shall be deemed to be making any representation, warranty or assurance as to collectibility of any of the accounts receivable constituting part of the Assets.

      3.26 COMPLIANCE PROGRAM.

            Such Seller has provided to the applicable Buyer a copy of its current compliance program materials. Except as set forth on Schedule 3.26, such Seller (a) is not a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (b) has no reporting obligations pursuant to any Settlement Agreement entered into with any governmental entity, (c) to such Seller's knowledge, has not been the subject of any government payor program investigation conducted by any federal or state enforcement agency, (d) to such Seller's knowledge, has not been a defendant in any qui tam/False Claims Act litigation, (e) has not been served with or received any search warrant, subpoena, civil investigative demand, contact letter, or, to the knowledge of such Seller, telephone or personal contact by or from any federal or state enforcement agency (except in connection with medical services provided to third-parties who may be defendants or the subject of investigation into conduct unrelated to the operation of the healthcare businesses conducted by such Seller), and (f) has not received any written complaints or complaints through their telephonic hotlines from employees, independent contractors, vendors, physicians, or any other person that would indicate that such Seller has in the past violated, or is currently in violation of, any law or regulation. The applicable Buyer has been provided with a list of each audit and investigation conducted by such Seller pursuant to its compliance program with respect to the Facilities during the last two (2) years. For purposes of this Agreement, the term "compliance program" refers to provider programs of the type described in the Compliance Program Guidance published by the Office of Inspector General of the Department of Health and Human Services.

      3.27 SUBSIDIARIES.

            Except as set forth on Schedule 3.27, such Seller does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, limited partnership, limited liability company or other entity or association, nor does such Seller own or hold any right of first refusal or other rights with respect thereto.

      3.28 NO FINDER'S FEE.

            Except for Rinaldini & Co. (whose fee will be paid by the Sellers), no Seller has employed or retained any broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any Buyer may be obligated to pay such a fee or commission.

      3.29 HIPAA COMPLIANCE.

            (a) Each facility, entity or component of any entity owned or controlled by such Seller that is a health plan, healthcare clearinghouse or healthcare provider, as such terms are defined in the Federal Privacy Regulations (collectively, the "COVERED ENTITIES") is in compliance with and has not violated the administrative simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. Sections 1320d through d-8 (collectively, "HIPAA"), the regulations contained in 45 C.F.R. Parts 160 and 164, as amended (collectively, the "FEDERAL PRIVACY REGULATIONS"), the regulations contained in 45 C.F.R. Parts 160 and 162, as amended (collectively, the "FEDERAL TRANSACTION REGULATIONS") or applicable state privacy laws.

            (b) To the extent required by the Federal Transaction Regulations, each Covered Entity that directly or indirectly conducts Transactions (as defined in the Federal Transaction Regulations) using Electronic Media (as defined in the Federal Transaction Regulations) with another covered entity uses and will use the standards mandated by the Federal Transaction Standards (as defined in the Federal Transaction Regulations).

            (c) A complete and accurate list of all Covered Entities and each Organized Health Care Arrangement (as defined in the Federal Privacy Regulations) in which a Covered Entity participates is attached hereto as
Schedule 3.29. Complete and accurate copies of each Covered Entity's policies relating to the privacy of its patient's Protected Health Information (as defined in the Federal Privacy Regulations) have been furnished to each applicable Buyer and such policies comply with the Federal Privacy Regulations and applicable state privacy laws. An accurate copy of each Covered Entity's privacy notice or the most recent draft thereof, has been furnished to each applicable Buyer.

            (d) To the extent that either such Seller or any Covered Entity maintains Group Health Plans (as defined in Federal Privacy Regulations) for its employees and the dependents thereof, the Group Health Plan has complied with the Federal Privacy Regulations.

            (e) Each Covered Entity has provided its patients the right to inspect, obtain a copy of, amend, receive an accounting of the disclosures, request an alternative means of disclosure and alternative locations for disclosure of that patient's Protected Health Information in accordance with the Federal Privacy Regulations. To the extent that a Covered Entity has agreed to additional restrictions on the use or disclosure of Protected Health Information requested by a patient, the Covered Entity has complied with such requests in accordance with Federal Privacy Regulations.

            (f) Complete and accurate copies of all agreements (collectively, "Business Associate Agreements") between a Covered Entity and a Business Associate (as defined in the Federal Privacy Regulations), together with a complete and accurate summary of the terms and conditions of any oral arrangements with Business Associates, have been furnished to Buyer. Neither such Seller nor any Covered Entity is aware of any breach by a

Business Associate of any Business Associate Agreement or any violation by a Business Associate of HIPAA, the Federal Transaction Regulations, the Federal Privacy Regulations, or the Federal Security Regulations.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND EACH BUYER

      Parent and each Buyer, severally and not jointly, represents and warrants to the respective Seller as to itself and Parent represents and warrants to the respective Seller as to itself and each Buyer, as of the date hereof the following:

      4.1 EXISTENCE AND CAPACITY.

            Parent and such Buyer is duly organized and validly existing in good standing under the laws of the state of its formation. Parent and such Buyer each has the requisite power, authority and legal right to enter into this Agreement, to perform its obligations hereunder, and to conduct its business as now being conducted.

      4.2 POWERS; GOVERNMENTAL CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC.

            The execution, delivery, and performance of this Agreement by Parent and such Buyer and all other agreements referenced herein, or ancillary hereto, to which Parent and such Buyer is a party, and the consummation of the transactions contemplated herein by Parent and such Buyer:

            (a) are within its corporate powers; subject to compliance with Sections 6.1 (Governmental Approvals) and 6.2 (HSR Notification), are not in contravention of law, or of the terms of its organizational documents; and have been duly authorized by all appropriate corporate action;

            (b) except as provided in Sections 6.1 (Governmental Approvals) and
6.2 (HSR Notification) below, do not require any material approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

            (c) except as set forth on Schedule 4.2, will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound;

            (d) subject to compliance with Sections 6.1 (Governmental Approvals) and 6.2 (HSR Notification), will not violate any statute, law, rule, or regulation of any governmental authority to which it may be subject; and

            (e) will not violate any judgment, decree, writ, or injunction of any court or governmental authority to which it may be subject.

      4.3 BINDING AGREEMENT.

            This Agreement and all agreements to which Parent and such Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Parent and such Buyer, and are and will be enforceable against Parent and such Buyer in accordance with the respective terms hereof and thereof, except insofar as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights generally and general principles of equity.

      4.4 HIPAA COMPLIANCE.

            Parent and such Buyer is, and will at Closing be, a "covered entity" as defined by the Federal Privacy Regulations.

      4.5 ABILITY TO ASSUME AND OPERATE ASSETS.

            Subject to compliance with Article 7 (Conditions Precedent to Obligations of Buyers), no fact or condition exists that would preclude such Buyer from assuming or operating the Assets or the Facilities it is acquiring hereunder. With respect to any federal health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(f)) or any State health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(h)) (collectively, the "PROGRAMS"), such Buyer, nor any individual with a direct or indirect ownership or control interest of five percent (5%) or more of such Buyer, nor any director, officer, agent or managing employee (as defined in Section 1126(b) of the Social Security Act (42 U.S.C. Section 1320a-5(b)) of such Buyer has ever (i) been debarred, suspended or excluded from any Program;
(ii) been sanctioned under any Program; or (iii) had a civil monetary penalty levied under any Program.

      4.6 ABILITY TO OBTAIN LICENSES AND AUTHORIZATIONS.

            To the knowledge of such Buyer, there is no fact or condition that exists that would (a) preclude such Buyer from obtaining or receiving the licenses and authorizations set forth in Section 7.2 or (b) preclude any Seller from obtaining or receiving any of the consents set forth on Schedule 7.2.

      4.7 AVAILABILITY OF FUNDS.

            Such Buyer has cash available or has existing borrowing facilities or unconditional, binding funding commitments that are sufficient to enable it to consummate the transactions contemplated by this Agreement and Parent has cash available or has existing borrowing facilities or unconditional, binding funding commitments that are sufficient to enable it to satisfy its guarantee obligations pursuant to Sections 6.3 and 12.29 of this Agreement.

      4.8 NO FINDER'S FEE.

            Parent and such Buyer have not employed or retained any broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any Seller may be obligated to pay such a fee or commission.

                                   ARTICLE 5.
                      COVENANTS OF SELLERS PRIOR TO CLOSING

      Between the date of this Agreement and the Closing:

      5.1 INFORMATION.

            Each Seller shall afford to the officers and authorized representatives and agents (which shall include accountants, attorneys, bankers, and other consultants) of Buyers reasonable access to and the right to inspect the plants, properties, books, and records of its Facility, and will furnish Buyers with such additional financial and operating data and other information as to the business and properties of such Seller pertaining to the Facilities as Buyers may from time to time reasonably request without regard to where such information may be located. Buyers' right of access and inspection shall be exercised in such a manner as not to interfere in any material respect with the operations of the Facilities. Buyers agree that no inspections shall take place and no employees or other personnel of the Facilities shall be contacted by any Buyer without such Buyer first providing reasonable notice to the applicable Seller and coordinating such inspection or contact with such Seller.

      5.2 OPERATIONS.

            Except as provided in Section 10.11, from the date hereof until the Closing each Seller shall:

            (a) carry on its business pertaining to its Facility in substantially the same manner as presently conducted and not make any material change in personnel, operations, finance, accounting policies, or real or personal property pertaining to its Facility;

            (b) maintain its Facility and all parts thereof in good operating condition, ordinary wear and tear excepted;

            (c) use its reasonable commercial efforts to perform all of its obligations under agreements relating to or affecting its Facility or its Assets;

            (d) subject to Section 10.12, use its reasonable commercial efforts to keep in full force and effect present insurance policies or other comparable insurance pertaining to its Facility; and

            (e) use its commercially reasonable efforts to retain its present employees at its Facility and to maintain its relationships with physicians, referral sources, suppliers, customers, and others having business relations with its Facility.

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

      5.3 NEGATIVE COVENANTS.

            Except as provided in Section 10.11, from the date hereof until the Closing, each Seller shall not, with respect to the business or operation of its Facility or otherwise regarding its Assets, without the prior written consent of the applicable Buyer:

            (a) amend, renew or terminate any of its Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except as provided herein or in the ordinary course of business or, with respect to Contracts, contracts, commitments or liabilities not exceeding Twenty-Five Thousand Dollars ($25,000) per item;

            (b) enter into any contract or commitment with physicians or other referral sources, except in the ordinary course of business;

            (c) increase compensation payable or to become payable or make any bonus payment to or otherwise enter into one or more bonus agreements with any employee at its Facility, except in the ordinary course of business in accordance with existing personnel policies;

            (d) create, assume, or permit to exist any new debt, mortgage, pledge, or other lien or encumbrance (other than a Permitted Encumbrance) upon any of its Assets, whether now owned or hereafter acquired;

            (e) acquire (whether by purchase or lease) or sell, assign, lease, or otherwise transfer or dispose of any property, plant, or equipment except in the normal course of business and (if applicable) with comparable replacement thereof, or as currently contemplated and made known to the applicable Buyer;

            (f) purchase capital assets or incur costs in respect of construction-in-progress in excess of Twenty-Five Thousand Dollars ($25,000);

            (g) take any significant action outside the ordinary course of business of its Facility or its related ancillary services or other than as provided herein;

            (h) reduce inventory of its Facility except in the ordinary course of business consistent with such Seller's past practices;

            (i) enter into any agreement which is reasonable likely to have a material adverse effect on the value or operations of its Facility or any of its Assets; or

            (j) alter its collection efforts with respect to accounts receivable such that collections efforts are not consistent with past practices.

      5.4 GOVERNMENTAL APPROVALS.

            Each Seller shall (i) upon the reasonable request of the applicable Buyer, promptly request, and use its commercially reasonable efforts to obtain, all governmental approvals (or exemptions therefrom) necessary or required to allow such Seller to perform its obligations under this Agreement; and (ii) assist and cooperate with the applicable Buyer and its representatives and counsel in obtaining all governmental consents, approvals, and licenses which such Buyer deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or as a result of the transactions contemplated herein.

      5.5 HSR NOTIFICATION.

            Between the date of this Agreement and the Closing Date, each Seller shall, if and to the extent required by law, file all reports or other documents required or requested by the Federal Trade Commission ("FTC") or the United States Department of Justice ("JUSTICE DEPARTMENT") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR ACT"), and all regulations promulgated thereunder, concerning the transactions contemplated hereby, request early termination of the applicable waiting period and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire or have been terminated as soon as reasonably possible after the execution and delivery of this Agreement. Each Seller agrees to furnish to Buyers such information concerning such Seller as Buyers need to perform its obligations under Section 6.2 of this Agreement. Pursuant to Section 12.28, Buyers shall pay the applicable filing fee required by the HSR Act.

      5.6 ADDITIONAL FINANCIAL INFORMATION.

            Within two (2) Business Days after they are finalized (but in any event no later than twenty-five (25) days following the end of each calendar month prior to Closing, except for the April statements which will be provided as soon as they are available), each Seller shall deliver to the applicable Buyer true and complete copies of the unaudited balance sheets and the related unaudited statements of income (collectively, the "INTERIM STATEMENTS") of, or relating to, its Facility for each month then ended, together with a year-to-date compilation and the notes, if any, related thereto. Each Seller shall notify the applicable Buyer in writing of any materially adverse unanticipated change in the business of its Facility and of any governmental complaints, investigations or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other such matter and shall keep such Buyer fully informed of such events.

      5.7 NO-SHOP CLAUSE.

            Except for the sale of inventory and other assets in the ordinary course, each Seller agrees that, from and after the date of the execution and delivery of this Agreement by such Seller until the termination of this Agreement, such Seller will not, without the prior written consent of the applicable Buyer or except as otherwise permitted by this Agreement: (i) offer for sale or lease all or any material portion of its Assets, (ii) solicit offers to buy all or any material portion of its Assets, (iii) initiate, encourage or provide any material documents or information to any third party in connection with, negotiate with any person regarding any inquiries, proposals or offers relating to any disposition of all or any material portion of Assets, a merger or consolidation or sale of its membership interest, or (iv) enter into any agreement or discussions with any party (other than Buyers) with respect to the sale, assignment, or other disposition of all or any material portion of its Assets or with respect to a merger or consolidation. Each Seller shall promptly communicate to each Buyer the substance of any proposal concerning such transaction.

      5.8 TITLE COMMITMENT; SURVEYS; UCC SEARCHES; DEFECTS AND CURE.

            (a) TITLE COMMITMENT. Promptly after the date of this Agreement, the Buyers shall, at Buyers sole cost and expense, (i) obtain a current title commitment with respect to the Minnesota Property and each of the leased premises located at One Corporate Place South, Piscataway NJ 08854, 1011 North Cooper, Arlington TX 76011, and 1601 East Las Olas Boulevard, Fort Lauderdale FL 33301 (the "TITLE COMMITMENT") issued by a nationally recognized title insurance company (the "TITLE COMPANY") and (ii) cause the Title Commitment to be furnished to the Sellers together with legible copies of all exceptions to title referenced therein. The Title Commitment shall set forth the state of title to each of the real properties referenced in this Section 5.8(a), together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights of way, covenants, reservations, and all other encumbrances affecting its Real Property which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue the form Owner's or Leasehold Title Policy described in Section 7.3 (Owner's and Leasehold Title Policies) hereof (the "TITLE POLICY").

            (b) SURVEYS. Each Seller shall deliver to each applicable Buyer copies of all existing surveys of the Real Property in such Seller's possession. As soon as practicable after the date hereof, Pride Institute Buyer, Millwood Health Buyer, Summit Health Buyer and Fort Lauderdale Buyer, each at its sole expense, may obtain a current as-built survey (or under construction survey in the case of the New Summit Lease) of the Minnesota Property, the leased premises located at 1011 North Cooper, Arlington TX 76011, One Corporate Place South, Piscataway NJ 08854, and 1601 East Las Olas Boulevard, Fort Lauderdale FL 33301, respectively, each which shall be in form and detail reasonably satisfactory to Pride Institute Buyer, Millwood Health Buyer, Summit Health Buyer and Fort Lauderdale Buyer, respectively, and to each such Buyer's lender (the "SURVEYS").

            (c) U.C.C. SEARCHES. U.C.C. Financing Statement searches, local and central, including fixtures and including copies of all such financing statements and exhibits and attachments thereto, and federal and state tax lien and judgment searches, with respect to each Seller, including all "DBA'S," trade names and fictitious names of such Seller and its Facility, from each of the jurisdictions in which such entity does business or has done business within the preceding five (5) years (the "U.C.C. SEARCHES"), shall be obtained by Buyers, at Buyers' cost, at least fifteen (15) days prior to Closing.

            (d) DEFECTS AND CURE. The Title Commitment and the Surveys and U.C.C. Searches described in this Article are collectively referred to as "TITLE EVIDENCE." The applicable Seller shall notify each Buyer in writing within (i) five (5) Business Days after its receipt of the applicable Title Commitments or Surveys, and (ii) within five (5) Business Days after its receipt of the U.C.C. Searches of any liens, claims, encroachments, exceptions or defects disclosed in the Title Evidence which do not constitute Permitted Encumbrances (collectively, "DEFECTS"). Each Seller, at its sole cost and expense, shall cure any such Defects on or before Closing or such Seller may elect to not cure the objections and shall give written notice to the applicable Buyer within ten (10) days of its receipt of such Buyer's notice of Defects of its decision, whereupon, notwithstanding anything to the contrary in this Agreement, such Buyer may, as its sole remedy, either (i) waive such Defects and close or (ii) terminate this Agreement if such Defects have a material adverse effect on all of the Assets purchased by the Buyers under this Agreement (taken as a whole). If a Seller fails to timely give such notice, such Seller shall be deemed to have elected not to cure the Defects, whereupon, notwithstanding anything to the contrary in this Agreement, the applicable Buyer shall have the option, as its sole remedy, to either (i) waive such Defects and close in which case no Seller shall be liable for a related breach of any representation, warranty or covenant or (ii) terminate this Agreement if, and only if, such Defects have a material adverse effect on all of the Assets purchased by the Buyers under this Agreement (taken as a whole).

            (e) INSURANCE RATINGS. Each Seller will, subject to reimbursement of its related actual out-of-pocket expenses by the applicable Buyer, take all action reasonably requested by such Buyer to enable such Buyer to succeed to the Workers' Compensation and Unemployment Insurance ratings, and other ratings for insurance or other purposes established by such Seller for its Facility. Such Buyer shall not be obligated to succeed to any such ratings, except as it may elect to do so.

      5.9 MEDICAL STAFF DISCLOSURE.

            Each Seller shall deliver to the applicable Buyer a written disclosure containing a brief description of (a) all material adverse actions with respect to medical staff members or applicants for which a medical staff member or applicant has requested a judicial review hearing which has not been completed, and (b) pending or, to the knowledge of such Seller, threatened disputes with applicants, staff members, or health professional affiliates.

      5.10 PRECLOSING OPERATIONS.

            Notwithstanding anything to the contrary in this Agreement, nothing herein shall be construed as giving any Buyer, directly or indirectly, rights to control or direct any Seller's operations prior to the Closing Date. Prior to the Closing Date, each Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over such Seller's operations.

      5.11 NEW SUMMIT ESTOPPEL CERTIFICATE.

            Summit Health Seller shall use its commercially reasonable efforts to obtain and if obtained shall deliver to Summit Health Buyer a landlord estoppel certificate for the premises covered under the New Summit Lease in the form attached as Schedule 7.11 with such reasonable changes as are made by the landlord under such Lease and disclosing no information that would cause the representations in Section 3.10 to be untrue in any material respect.

                                   ARTICLE 6.
                 COVENANTS OF BUYERS AND PARENT PRIOR TO CLOSING

      Between the date of this Agreement and the Closing:

      6.1 GOVERNMENTAL APPROVALS.

            Buyers shall (i) promptly request, and use their commercially reasonable best efforts to obtain, all governmental approvals (or exemptions therefrom) necessary or required to allow Buyers to perform their obligations under this Agreement; and (ii) assist and cooperate with Sellers and their representatives and counsel in obtaining all governmental consents, approvals, and licenses which Sellers deem necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or as a result of such Seller's transactions contemplated herein.

      6.2 HSR NOTIFICATION.

            Between the date of this Agreement and the Closing Date, Parent shall, if and to the extent required by law, file all reports or other documents required or requested by the FTC or the Justice Department under the HSR Act, and all regulations promulgated thereunder, concerning the transactions contemplated hereby, request early termination of the applicable waiting period and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire or have been terminated as soon as reasonably possible after the execution and delivery of this Agreement. Parent agrees to furnish to Sellers such information concerning Parent as Sellers needs to perform their obligations under Section 5.5 (HSR Notification) of this Agreement. Pursuant to Section 12.28 (Certain Transaction Expenses; Transfer or Sales Taxes), Buyers shall pay the applicable filing fee required by the HSR Act.

      6.3 CONSULTING AGREEMENT.

            An Affiliate of Buyers shall enter into a Consulting Agreement with Richard Kresch which, if such Affiliate is not Parent, shall include an irrevocable guarantee of Parent of the obligations of such Affiliate in substantially the form attached hereto as Exhibit C.

      6.4 ACTIONS OF BUYERS AND PARENT.

            (a) None of Parent or any Buyer will knowingly take any action which will result in a breach of any of its representations and warranties hereunder. Furthermore, Parent each Buyer shall cooperate with Sellers and use their commercially reasonable efforts to cause all the conditions to the obligations of Buyers and Sellers under this Agreement to be satisfied and for the transactions contemplated hereby to be consummated on or prior to the Closing Date.

            (b) Except as otherwise expressly contemplated by this Agreement or except as consented to by each of the Sellers in writing or required by applicable laws, during the period from the date hereof to the Closing Date, none of Parent or any Buyer shall, and none shall permit any of its Affiliates to:

                  (i) enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless such transaction would not materially delay or impede the consummation of the transactions contemplated by this Agreement;

                  (ii) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Articles 7 (Conditions Precedent to Obligations of Buyers) or 8 (Conditions Precedent to Obligations of Sellers) not being satisfied; or

                  (iii) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent any Seller from performing or would be reasonably likely to cause any Seller not to perform its covenants hereunder in all material respects.

                                   ARTICLE 7.
            CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS AND PARENT

            Notwithstanding anything herein to the contrary, the obligations of Buyers and Parent to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Buyers at the
Closing:

      7.1 REPRESENTATIONS/WARRANTIES.

            The representations and warranties of each Seller contained in this Agreement shall be true and accurate in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and accurate in all respects) when made and, except for representations and warranties that are themselves expressly limited to dates or times other than the Closing Date, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by each Seller on or before the Closing Date pursuant to the terms hereof shall have been in all material respects duly complied with and performed.

      7.2 PRE-CLOSING CONFIRMATIONS.

            Each Buyer shall have obtained documentation or other evidence satisfactory to each such Buyer in its reasonable discretion that such Buyer has:

            (a) Received all material approvals from all Government Entities whose approval is required to complete the transactions herein contemplated;

            (b) Received confirmation from all applicable licensure agencies that upon the Closing all material licenses required by law to operate the Facilities as currently operated will be transferred to, or issued or reissued in the name of, such Buyer;

            (c) Obtained reasonable assurances that Medicare and Medicaid certification of the Facilities for their operation by such Buyer will be effective as of the Closing and that such Buyer may participate in and receive reimbursement from such programs effective as of the Closing; and

            (d) Obtained the consents to the assignment of the Contracts listed on Schedule 7.2 required for the consummation of the transactions described herein.

      7.3 OWNER'S AND LEASEHOLD TITLE POLICIES.

            Subject to Section 5.8(d), each applicable Buyer shall, at its sole cost and expense, have obtained a pro forma of the Title Policy (or marked Title Commitment containing no additional exceptions to title to its Real Property other than Permitted Encumbrances) from the Title Company for the Minnesota Property and each of the leased premises located at One Corporate Place South, Piscataway NJ 08854, 1011 North Cooper, Arlington TX 76011, and 1601 East Las Olas Boulevard, Fort Lauderdale FL 33301. Each Title Policy shall be issued on an ALTA Form 1992 Owner's Title Policy (or if unavailable, the most equivalent form) in an amount equal to the portion of the Purchase Price being allocated to such Real Property and shall insure to such Buyer good and marketable fee or leasehold title (as applicable) to the applicable Real Property subject only to the following (together, the "PERMITTED ENCUMBRANCES"): (i) mechanics', materialmen's, architects' and suppliers' liens incurred in the ordinary course of business or securing amounts which are being taken into account in determining the Purchase Price (and, in the case of any leased premises, any such liens securing payment of amounts for which the lessor under the applicable Lease is responsible), (ii) liens relating to Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings or that are being taken into account in determining the Purchase Price (and, in the case of any leased premises, liens relating to Taxes the payment of which is made by the lessor under the applicable Lease to the applicable taxing authority ), (iii) easements, permits, licenses, rights of way, restrictive covenants, reservations or encroachments or irregularities in, and other similar exceptions to, title and any conditions with respect to real property that would be disclosed by a physical inspection of the property or a current survey or title report or other public record and that do not have a material adverse effect on the use of the underlying assets, (iv) encumbrances or other restrictions relating to municipal by-laws, development restrictions or regulations, facility costs, sharing and servicing contracts, zoning building or planning restrictions or regulations (which encumbrances described in this clause (iv), to the extent they constitute monetary liens, secure a liability that is not yet due and payable, are being contested in good faith by appropriate proceedings or are being taken into account in determining the Purchase Price, or in the case of any leased premises, are the responsibility of the lessor under the applicable Lease), (v) liens, encumbrances or other restrictions in respect of pledges or deposits under workers' compensation Laws or similar legislation, unemployment insurance or other types of social security or to secure government contracts and similar obligations, (vi) any liens in favor of landlords under the Leases, (vii) the indebtedness evidenced by the loan documents referenced in Section 1.3(d) (Assumed Liabilities) (the

"ASSUMED LOAN DOCUMENTS"), (viii) those liens, encumbrances or other restrictions more particularly described in Schedule 7.3 hereto and such other matters as may be approved by the respective Buyer and (ix) in the case of leased premises, any mortgages or deeds of trust or other monetary liens encumbering the fee interest in such premises and created by the act or omission of the present or any former fee owner thereof (provided, that if, in the case of a mortgage or deed of trust affecting the leased premises located at One Corporate Place South, Piscataway NJ 08854, 1011 North Cooper, Arlington TX 76011, and 1601 East Las Olas Boulevard, Fort Lauderdale FL 33301, (A) the Lease of such premises is not superior to such mortgage or deed of trust and (B) the applicable Seller, as lessee under such Lease, is not currently the beneficiary of non-disturbance from the holder of such mortgage or deed of trust so long as such Seller is not in default under such Lease (it being understood that priority of the Lease or the existence of such non-disturbance may arise by virtue of a separate non-disturbance agreement or by virtue of the subordination language contained in such Lease), then such Seller shall use commercially reasonable efforts to cause the lessor under such Lease to obtain from such holder an agreement providing for such non-disturbance; and provided, further, that if there currently exists a non-disturbance agreement in favor of such Seller from the holder of any such mortgage or deed of trust, such Seller shall deliver a copy of such agreement to the applicable Buyer). The Title Policy shall have all standard and general exceptions (other than: (i) Permitted Encumbrances; and (ii) the standard survey exception unless the Surveys has been obtained) deleted so as to afford full "EXTENDED FORM COVERAGE" and shall contain such endorsements thereto as the applicable Buyer may reasonably require in connection with its review of the applicable Title Commitment and the Surveys. Each respective Seller shall execute such certificates and affidavits as may be reasonably necessary in connection with the issuance of the applicable Title Policy as provided in this Section 7.3 (Owner's and Leasehold Title Policies). Each of the Buyers hereby agrees to use its best efforts to obtain the Title Policies.

      7.4 INJUNCTION.

            No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which, as of the Closing Date, prohibits, restricts or makes illegal consummation of the transactions herein contemplated, and no formal proceeding seeking such an Order or action shall have been commenced to the knowledge of the parties. The term "ORDER" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

      7.5 ADVERSE CHANGE.

            No material adverse change in the results of operations, financial condition, or business of the Facilities or Assets of any Seller (taken as a whole as to each Seller) shall have occurred since the date of this Agreement, and each Seller shall not have suffered any material change, loss or damage to its Assets (taken as a whole as to each Seller), whether or not covered by insurance.

      7.6 INSOLVENCY.

            Each Seller shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any Seller.

      7.7 OPINION OF COUNSEL TO SELLERS.

            Buyers shall have received an opinion from counsel to Sellers dated as of the Closing Date, addressed to each Buyer and opining as to the enforceability of this Agreement against each Seller.

      7.8 GENERAL CONVEYANCES.

            Subject to Section 12.4 (Consented Assignment), such general conveyances (including the Assignment and Assumption Agreements and the Bill of Sale and any and all applicable financing statements under the UCC), executed by each Seller conveying the Assets to the applicable Buyer in the form reasonably agreed upon by Sellers and the applicable Buyer prior to the Closing, shall have been delivered to the applicable Buyer together with such other ancillary documents or instruments of conveyance or transfer, in registrable form is so required, as may be required to transfer the Assets to the respective Buyers and give effect to and carry out the transactions herein contemplated.

      7.9 DELIVERY OF CERTAIN DOCUMENTS.

            At the Closing, each Seller shall have delivered to each Buyer the applicable Closing Documents contemplated by Section 2.2 (Actions of Sellers at Closing).

      7.10 HSR CLEARANCE.

            The applicable waiting period under the HSR Act shall have expired or, alternatively, been terminated by the FTC and Justice Department prior to the expiration thereof.

      7.11 LANDLORD'S CONSENT AND ESTOPPEL CERTIFICATE.

            At Closing, each applicable Seller shall have delivered to the applicable Buyer a landlord estoppel certificate for the Leases relating to the Old Summit Lease, the Fort Lauderdale Lease and the Millwood Lease in the form attached as Schedule 7.11 with such reasonable changes as are made by the landlord under each such Lease and disclosing no information that would cause the representations in Section 3.10 to be untrue in any material respect and, where required by the Leases, the express written consent of the landlord to the assignment of the Leases to the applicable Buyer.

                                   ARTICLE 8.
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

            Notwithstanding anything herein to the contrary, the obligations of each Seller to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by each of the Sellers at the Closing:

      8.1 REPRESENTATIONS/WARRANTIES.

            The representations and warranties of Parent and each Buyer contained in this Agreement shall be true and accurate in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and accurate in all respects) when made and, except for representations and warranties that are themselves expressly limited to dates or times other than the Closing Date, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Parent and by each Buyer on or before the Closing Date pursuant to the terms hereof shall have been in all material respects duly complied with and performed.

      8.2 BUYERS' GOVERNMENTAL APPROVALS.

            All material consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity or other party required to be obtained by each Buyer in connection with the execution, delivery and performance of this Agreement shall have been obtained or made by each Buyer when so required, except for any documents required to be filed, or consents, authorizations, orders or approvals required to be issued, after the Closing Date.

      8.3 INJUNCTION.

            No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which, as of the Closing Date, prohibits, restricts or makes illegal consummation of the transactions herein contemplated, and no formal proceeding seeking such an Order or action shall have been commenced.

      8.4 INSOLVENCY.

            Neither Parent and nor any Buyer shall (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Parent or any Buyer.

      8.5 OPINION OF COUNSEL TO BUYERS.

            Sellers shall have received an opinion from counsel to Buyers dated as of the Closing Date, addressed to each Seller and opining as to the enforceability of this Agreement against each Buyer.

      8.6 HSR CLEARANCE.

            The applicable waiting period under the HSR Act shall have expired or, alternatively, been terminated by the FTC and Justice Department prior to the expiration thereof.

      8.7 DELIVERY OF CERTAIN DOCUMENTS AND PAYMENTS.

            At the Closing, Parent and each Buyer shall have delivered to Sellers the Closing Documents and payments contemplated by Section 2.3 of this Agreement.

                                   ARTICLE 9.
                             COVENANT NOT TO COMPETE

            Each Seller (each a "NON-COMPETE PARTY") (severally and not jointly) hereby covenants and agrees that such Seller at all times from the Closing Date until the third (3rd) anniversary of the Closing Date, shall not, directly or indirectly (except as a consultant or contractor to or of any Buyer (or any Affiliate of any Buyer), or their successors) own, lease, manage, operate, control, or participate in any manner with a Competing Business (as hereinafter defined) within a twenty-five (25) mile radius of any Principal Facility (the "RESTRICTED AREA"), without the applicable Buyer's prior written consent (which such Buyer may withhold in its sole and absolute discretion); provided, however, that nothing herein shall prevent a Non-Compete Party from acquiring and holding up to (but not more than) five percent (5%) of any class of securities of any enterprise engaged in a Competing Business in a Restricted Area if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. "COMPETING BUSINESS" shall mean the ownership, leasing, management, operation or control of any business which is in competition with the services of any Principal Facility as of the Closing Date. In the event of a breach of this
Article 9 (Covenant Not To Compete), each Non-Compete Party recognizes that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond or similar security, to an injunction against such Non-Compete Party restraining such breach, with the costs (including attorneys' fees) of securing such injunction to be borne by such Non-Compete Party. Nothing contained herein shall be construed as prohibiting any Buyer from pursuing any other remedy available to it for such breach or threatened breach. All parties hereto hereby acknowledge the necessity of protection against the competition of each Non-Compete Party and that the nature and scope of such protection has been carefully considered by the parties. Each Non-Compete Party further acknowledges and agrees that the covenants and provisions of this Article 9 (Covenant Not To Compete) form part of the consideration under this Agreement and are among the inducements for Buyers entering into and consummating the transactions contemplated herein. The period provided and the area

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

covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this
Article 9 (Covenant Not To Compete) and no part of the consideration is intended to be inducement or remuneration for the referral of patients. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

                                   ARTICLE 10.
                             ADDITIONAL AGREEMENTS.

      10.1 TERMINATION PRIOR TO CLOSING.

            Notwithstanding anything herein to the contrary, this Agreement may be terminated:

            (i) on or prior to the Closing by mutual written consent of each Seller and each Buyer;

            (ii) on or prior to the Closing by Buyers, if any of the conditions specified in Section 7 of this Agreement have not been satisfied and cannot reasonably be satisfied prior to the Outside Date (unless the failure results primarily from any Buyer or Parent breaching any representation, warranty, or covenant herein) and shall not have been waived by Buyers;

            (iii) on or prior to the Closing by Sellers if any of the conditions specified in Section 8 of this Agreement have not been satisfied and cannot reasonably be satisfied prior to the Outside Date (unless the failure results primarily from any Seller breaching any representation, warranty, or covenant herein) and shall not have been waived by Sellers; or

            (iv) by Buyers or Sellers if the Closing Date shall not have taken place on or before August 1, 2004 (which date may be extended by mutual written agreement of Buyers and Sellers) (the "OUTSIDE DATE").

If this Agreement is terminated pursuant to this Section 10.1, this Agreement shall become void and all obligations of the parties under this Agreement will be terminated, except that (x) the obligations of the parties in this Section
10.1 (Termination Prior to Closing) and Sections 12.2 (Sellers' Representative),
12.6 (Choice of Law), 12.7 (Consent to Jurisdiction), 12.8 (Benefits/Assignment), 12.9 (No Brokerage), 12.10 (Cost of Transaction), 12.11 (Confidentiality), 12.12 (Public Announcements), 12.13 (Waiver of Breach; Conditions), 12.14 (Notice), 12.15 (Severability), 12.21 (Waiver of Jury Trial and Waiver of Special, Exemplary, Punitive or Consequential Damages) 12.25 (Enforcement of Agreement), 12.26 (Entire Agreement; Amendment), 12.28 (Certain Transaction Expenses; Transfer or Sales Taxes) and 12.29 (Parent Guarantee) will survive and (y) no such termination shall relieve any breaching party from liability resulting from any willful breach by that party of this Agreement.

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

      10.2 POST-CLOSING ACCESS TO INFORMATION.

            Each Seller and each Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, each Seller and each Buyer agree that, to the extent permitted by Federal Privacy Regulations and state law, for a period of six (6) years after Closing each will make reasonably available to the other's agents, independent auditors, counsel, and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of claims.

      10.3 PRESERVATION AND ACCESS TO RECORDS AFTER THE CLOSING.

            After the Closing, Buyers shall, in the ordinary course of business and as required by law, keep and preserve in their original form all medical and other records of the Facilities existing as of the Closing, and which constitute a part of the Assets delivered to Buyers at the Closing. For purposes of this Agreement, the term "RECORDS" includes all documents, electronic data and other compilations of information in any form. Each Buyer acknowledges that as a result of entering into this Agreement and operating the Facilities it will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Each Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires, including, without limitation, the Federal Privacy Regulations. Each Buyer agrees to maintain the patient records delivered to each Buyer at the Closing at the Facilities after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. 1395(v)(l)(i)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Facilities after Closing. Upon reasonable notice, during normal business hours, at the sole cost and expense of such Seller, the applicable Buyer will afford to the representatives of any Seller, including its counsel and accountants, full and complete access to, and copies of, the records transferred to such Buyer at the Closing (including, without limitation, access to patient records in respect of patients treated by each Seller at its previously-owned Facility). Upon reasonable notice, during normal business hours, each Buyer shall also make its officers and employees available to any Seller at reasonable times and places after the Closing. In addition, each Seller shall be entitled, at its sole risk, to remove from its previously-owned Facility copies of any such patient records, but only for purposes of pending litigation related to a patient to whom such records refer, as certified in writing prior to removal by counsel retained by such Seller in connection with such litigation. Any patient record so removed from a Facility shall be promptly returned to the Facility following its use by such Seller. Any access to the Facilities, their records or a Buyer's personnel granted to a Seller in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of such Buyer.

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

      10.4 CON DISCLAIMER.

            This Agreement shall not be deemed to be an acquisition or an obligation to make a capital investment or to expend funds within the meaning of the Certificate of Need statute of any state, until the appropriate governmental agencies shall have granted a Certificate of Need or the appropriate approval or ruled that no Certificate of Need or other approval is required.

      10.5 TAX AND REIMBURSEMENT EFFECT.

            None of the parties (nor such parties' counsel or accountants) has made or is making any representations to any other party (nor such party's counsel or accountants) concerning any of the tax or reimbursement effects of the transactions provided for in this Agreement, as each party hereto represents that each has obtained, or may obtain, independent tax and reimbursement advice with respect thereto and upon which it, if so obtained, has solely relied.

      10.6 REPRODUCTION OF DOCUMENTS.

            This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Sellers or to Buyers, may, subject to the provisions of Section 12.11 (Confidentiality) hereof, be reproduced by Sellers and by Buyers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Sellers and Buyers may destroy, in accordance with applicable law, any original documents so reproduced. Each Seller and each Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Sellers or Buyers in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      10.7 COOPERATION ON TAX MATTERS.

            Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, all information, records or documents relating to Tax liabilities or potential Tax liabilities of any Seller for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Assets delivered to Buyers at Closing) until the expiration of any applicable statute of limitations or extensions thereof.

      10.8 COST REPORTS.

            Buyer, at its expense and risk, shall be solely responsible for the collection of accounts receivable sold, conveyed, transferred and delivered pursuant to

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Section 1.1 of this Agreement. Each Seller, at its expense, shall timely file by the date when due (including any extensions approved by the applicable Governmental Entity) all terminating and other cost reports required or permitted by law to be filed under the Medicare and Medicaid or other third party payor programs and the State Health Agency for periods ending on or prior to the Closing Date, or as a result of the consummation of the transactions described herein ("SELLER COST REPORTS"). Each Buyer shall forward to the applicable Seller any and all correspondence relating to the Seller Cost Reports within five (5) Business Days after receipt by each Buyer. Each Buyer shall remit any receipts of funds relating to the Seller Cost Reports promptly after receipt by such Buyer and shall forward to such Seller any demand for payments within three (3) Business Days after receipt by such Buyer. Each Seller shall retain all rights to its Seller Cost Reports including any amounts receivable or payable in respect of such reports or reserves relating to such reports. Such rights shall include the right to appeal any Medicare or Medicaid determinations relating to the Seller Cost Reports. Each Seller shall retain the originals of its Seller Cost Reports, correspondence, work papers and other documents relating to its Seller Cost Reports. Each Seller will furnish copies of Seller Cost Reports to the applicable Buyer upon request.

      10.9 MISDIRECTED PAYMENTS, ETC.

            Each Seller and each Buyer covenant and agree to remit, with reasonable promptness, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other.

      10.10 EMPLOYEE MATTERS.

            As of the Closing Date, each Seller shall terminate all of its employees at its Facility, and the applicable Buyer shall offer employment to all such employees commencing as of the Closing Date in positions and at compensation levels no less favorable than those being provided by the applicable Seller. The offers of employment will be subject to reasonable and satisfactory job performance by each individual, and no such offer will alter the status of any "AT WILL" employee. Except as otherwise set forth herein, each Buyer shall have normal management prerogatives with respect to employees. Within the period of ninety (90) days before the Closing, each Seller shall not, and within the ninety (90) days following the Closing, each Buyer shall not: (1) permanently or temporarily shut down a single site of employment, or one or more facilities or operating units within a single site of employment, if the shutdown results in an employment loss during any ninety (90) day period at the single site of employment for fifty (50) or more employees, excluding any part-time employees; or (2) have a mass layoff at a single site of employment of at least thirty-three percent (33%) of the active employees and at least fifty
(50) employees, excluding part-time employees. The terms "single site of employment," "operating unit," "employment loss" and "mass layoff" shall be defined as in the Workers Adjustment Retraining and Notification Act (the "WARN ACT"). With respect to terminations of employees following the Closing, the applicable Buyer shall be responsible for any notification required under the WARN Act. In respect each of the Sellers' employees, the applicable Buyer shall provide such employee with employee benefits no less favorable to such employee than the benefits provided to such employee by the applicable Seller Facility and, to the extent any Seller maintains any qualified retirement program for its employees, the

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

applicable Buyer shall recognize the existing seniority of all such employees for purposes of determining eligibility and vesting and the rate of benefit accrual (but not actual benefit accrual); provided, however, that no such credit need be given in respect of any new plan commenced or participated in by the applicable Buyer in which no prior service credit is given or recognized to or for other plan beneficiaries. In providing such benefits, such Buyer shall waive pre-existing condition limitations in such Buyer's welfare benefit plans which might otherwise apply to such employees except to the extent employees have not satisfied such limitations under the current welfare benefit plans of each Seller. Such Buyer shall assume any and all liabilities under Section 4980B of the Code and Sections 601 through 608 of ERISA with respect to all employees of each Seller hired by such Buyer in connection with the transactions contemplated by this Agreement who perform an hour of service for such Buyer (the "HIRED EMPLOYEES"), and shall indemnify the applicable Seller for any and all losses incurred by such Seller as a result of any violation of this provision. Such Buyer acknowledges and agrees that in the event the Sellers cease to provide any group health plan, such Buyer shall be responsible to make COBRA continuation coverage available to each "M&A QUALIFIED BENEFICIARY" (as such term is defined in Treas. Reg. Section 54.4980B-9, Q&A4(a)) in connection with the transaction described herein on the later of (i) the Closing Date or (ii) the date the Sellers cease to provide such group health plan to any employee. Notwithstanding anything to the contrary hereunder, the Sellers shall not be obligated to terminate, and Buyer shall not be obligated to hire, Richard Kresch, Neal G. Cury, Jr., Steve Brady, Rebecca Baum or Bridgett Preis.

      10.11 FACILITY DEVELOPMENT.

            Notwithstanding anything to the contrary set forth in this Agreement, the Summit Health Seller shall be permitted, from and after the date hereof and until the Closing, to (i) make additions, alterations and other capital improvements to the premises covered by the New Summit Lease in order to prepare the same for the lessee's occupancy ("INITIAL SUMMIT IMPROVEMENTS") and perform pre-development and other incidental activities in connection therewith (including, without limitation, (A) engaging and entering into agreements with, architects, engineers, consultants, contractors and other professionals, and (B) seeking governmental approvals and permits); (ii) incur obligations or liabilities in connection with the activities described in clause (i); and (iii) acquire or lease equipment and other capital assets as well as other personal property in connection with the work described in clause (i) and the preparation of the premises covered under the New Summit Lease for occupancy, without regard to any limitations or restrictions set forth in Sections 5.2 or 5.3 of the Agreement. The Summit Health Seller shall, upon the reasonable request of a representative designated by Summit Health Buyer (the "SUMMIT REPRESENTATIVE"),
(x) consult with the Summit Representative prior to entering into any agreement after the date hereof of the nature described in clause (i)(A) above, before filing any revised site plan or other plan with specifications different than the Site Plans with any Governmental Entity; and (z) provide the Summit Representative with such budgets, plans, specifications and other information regarding the activities described in the first sentence of this Section 10.11 as the Summit Representative shall reasonably request. Notwithstanding anything to the contrary in the foregoing, the Summit Health Seller shall not, without the prior written consent of the Summit Health Buyer (such consent not to be unreasonably withheld or delayed), perform any work in connection with the Initial Summit Improvements, or enter into any agreement with its general contractor or construction manager for the performance of any

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

such work, which causes the Initial Summit Improvements to be materially inconsistent with the site plans and other plans and specifications for the Initial Summit Improvements filed with the applicable Governmental Entities (except for modifications which are required by any such Governmental Entity). If any request for consent is made pursuant to the immediately preceding sentence and the Summit Representative does not respond to such request within two Business Days after such request, the Summit Health Buyer shall be deemed to have granted such consent.

      10.12 INSURANCE.

            Each Seller shall purchase a "tail" policy under each Seller's existing professional liability insurance policy which (i) has an effective term of at least three (3) years from the Closing Date, and (ii) covers those items (but only those items) which are currently covered by each Seller's professional liability insurance policy in effect as of the date hereof. Each Buyer and the Parent understands that each Seller's insurance (other than workman's compensation and employee health) will lapse on June 6, 2004 and that in the event the Closing Date occurs after June 1, 2004, each Seller will be required to obtain insurance of the type, amount and coverage of the policies listed on
Schedule 3.20 (other than workman's compensation and employee health) for the period from June 7, 2004 up to and including the Closing Date. In the event the Closing Date occurs after June 1, 2004, the Parent hereby agrees to pay to the Sellers in immediately available funds on the Closing Date: (i) all incremental costs of insurance incurred by the Sellers as a result of the Closing Date occurring after June 1, 2004, including, without limitation, all incremental costs of a "tail" policy (the "INSURANCE COSTS"), up to an aggregate amount equal to One Hundred Fifty Thousand Dollars ($150,000) plus (ii) fifty percent (50%) of all Insurance Costs to the extent they exceed Three Hundred Thousand Dollars ($300,000). The Sellers shall notify the Parent of the aggregate Insurance Costs promptly upon obtaining such information. For purposes of this
Section 10.12, the "INCREMENTAL COSTS" shall be mutually agreed to by the parties hereto.

      10.13 COLLECTION PROCEDURE FOR GOVERNMENT PATIENT RECEIVABLES.

            Each Seller hereby appoints each respective Buyer, and each such Buyer agrees to act, as each such Seller's collection agent with respect to the Government Patient Receivables. In connection therewith, on or before the Closing Date, the Sellers shall establish a "LOCK BOX" at a financial institution selected by the Sellers and reasonably acceptable to the Buyers. After the Closing, Buyers shall deposit in such lock box all cash, checks, drafts or other similar items of payment with respect to all of the Government Patient Receivables. Each Seller hereby assigns to the applicable Buyer all amounts deposited by such Buyer, as collection agent, into the lock box in full satisfaction of such Seller's obligation pursuant to Section 1.1 (Assets) subsection (f) hereof to transfer to such Buyer an amount equal to the Government Patient Receivables. Notwithstanding anything to the contrary in this
Section 10.13, Buyers shall cooperate with each Seller in the collection of amounts due to such Seller as a result of any Retrospective Payment Adjustments, including, without limitation, retrospective settlements resulting from, or in the form of, payments, refunds, offsets, credit balances and other adjustments from Medicare, Medicaid and/or CHAMPUS/TRICARE. To the extent any or all Buyers receive or control funds resulting from Retrospective Payment Adjustments of a Seller, such funds shall be the property of the applicable Seller, and Buyers shall forward the funds to

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

such Seller no later than one (1) Business Day after Buyers' receipt of the funds along with any correspondence or notices from the relevant payor(s) relating to the applicable Retrospective Payment Adjustments.

      10.14 SECURITY DEPOSIT AND PREPAID AMOUNT REIMBURSEMENTS.

            At Closing, in the event that any security deposit or prepaid amount has been paid or delivered with respect to the New Summit Lease prior to Closing, the Summit Health Buyer agrees to pay to Summit Health Seller, in immediately available funds to an account or accounts designated by such Seller, an amount equal to such security deposit and such prepaid amount. Parent and each Buyer hereby agree that Summit Health Seller may obtain reimbursement of any security deposit paid with respect to the Old Summit Lease prior to the Closing in which event such security deposit shall not be an Asset. If the security deposit with respect to the Old Summit Lease has not been reimbursed to Summit Health Seller prior to Closing, Parent and the Summit Health Buyer agree to pay to the Sellers' Representative (for the benefit of the Summit Health Seller) an amount equal to the security deposit with respect to the Old Summit Lease as of the Closing Date, as such amount may be reduced by the landlord under the Old Summit Lease solely as a result of defaults under the Old Summit Lease in existence at or prior to Closing. Such amount shall be paid to Summit Health Seller three (3) Business Days after the earlier of (i) the date Summit Health Buyer or Parent receives reimbursement of the security deposit or any portion thereof under the Old Summit Lease, and (ii) the date Summit Health Buyer or Parent receives notice from the landlord under the Old Summit Lease that the security deposit under the Old Summit Lease shall not be reimbursed in its entirety. Parent and Summit Health Buyer each covenant and agree with Summit Health Seller that neither it nor any Affiliate will take any action or inaction under the Old Summit Lease or with respect to the Principal Facility which is subject to the Old Summit Lease which could reduce the amount of the security deposit under such lease that the landlord is required to reimburse to Summit Health Buyer.

      10.15 CONSENTS.

            Each Buyer acknowledges that certain consents to the transactions contemplated by this Agreement may be required from parties to the Contracts, Leases or other agreements and such consents have not been obtained. Each Buyer agrees each Seller shall not have any liability whatsoever to any Buyer arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement or because of the default, acceleration or termination of any Contract, Lease or other agreement as a result thereof. Each Buyer further agrees that no representation, warranty or covenant of any Seller contained herein shall be breached or deemed breached as a result of (a) the failure to obtain any consent or as a result of any such default, acceleration or termination or (b) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any persons arising out of or relating to the failure to obtain any consent or any such default, acceleration or termination. At any Seller's written request prior to the Closing, each Buyer shall cooperate with such Seller in any reasonable manner in connection with such Seller's obtaining any of the consents set forth on Schedule 7.2; provided, however, that notwithstanding the foregoing none of the parties hereunder shall be

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

required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party in obtaining any of the consents set forth on Schedule 7.2. Each Buyer, jointly and not severally, shall defend, indemnify and hold harmless each of the Seller Indemnified Parties (as hereinafter defined) from and against any and all Losses (as hereinafter defined) that such Seller Indemnified Party incurs as a result of, or with respect to, the failure to obtain any consents to the transactions contemplated by this Agreement that may be required under any Contracts, Leases or other agreements. The Parent hereby agrees that, in the event a landlord requests that the Parent guarantee a Buyer's obligations under any Lease for which consent to assignment is being requested, the Parent hereby agrees it shall irrevocably and unconditionally guarantee such Buyer's obligations under such Lease. Parent shall irrevocably and unconditionally guarantee Summit Health Buyer's obligations under the New Summit Lease. The Parent hereby further agrees that, in the event a party to a Contract requests that the Parent guaranty a Buyer's obligations under any Contract for which consent to assignment is being requested, the Parent hereby agrees it shall irrevocably and unconditionally guarantee such Buyer's obligations under such Contract.

      10.16 CAPITAL EXPENDITURE REIMBURSEMENTS.

            At the Closing, the Summit Health Buyer shall reimburse the Summit Health Seller for all costs and expenses incurred in connection with any capital improvements made or to be made by the Summit Health Seller to the premises covered under the New Summit Lease in order to prepare the same for the lessee's occupancy, to the extent that same have not been reimbursed by the lessor under the New Summit Lease (including, without limitation, fees, funds and other amounts paid to architects, engineers and other professionals, costs associated with obtaining governmental approvals or permits and constructions costs).

                                   ARTICLE 11.
                                 INDEMNIFICATION

      11.1 INDEMNIFICATION BY BUYERS.

            Subject to the limitations set forth in Section 11.3 (Limitations) hereof, each Buyer, jointly and not severally, shall defend, indemnify and hold harmless each Seller and their respective Affiliates, and its and their respective officers, employees, agents or independent contractors (collectively, "SELLER INDEMNIFIED PARTIES"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) (excluding, in each case, special, exemplary, punitive or consequential damages) (collectively, "LOSSES") that such Seller Indemnified Party incurs as a result of, or with respect to (i) any breach of warranty by any Buyer under this Agreement, (ii) any breach by any Buyer of, or any failure by any Buyer to perform, any covenant or agreement of, or required to be performed by, any Buyer under this Agreement, (iii) any of the Assumed Liabilities, or (iv) any loss, liability, damage, cost or expense related to Sections 10.10 (Employee Matters) or 12.3 (Additional Assurances) hereof.

      11.2 INDEMNIFICATION BY SELLERS.

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

            Subject to the limitations set forth in Section 11.3 (Limitations) hereof, each Seller, jointly and not severally, shall defend, indemnify and hold harmless each Buyer and its Affiliates, and its and their respective officers, employees, agents, or independent contractors (collectively, "BUYER INDEMNIFIED PARTIES"), from and against any and all Losses that such Buyer Indemnified Party incurs as a result of, or with respect to (i) any breach of warranty by any Seller under this Agreement, (ii) any breach by any Seller of, or any failure by any Seller to perform, any covenant or agreement of, or required to be performed by, any Seller under this Agreement, or (iii) any Excluded Liabilities. With respect to an indemnity claim pursuant to this Section 11.2, a Buyer Indemnified Party shall assert such claim first against the applicable Escrow Deposit (as defined in the Escrow Agreement). In the event that the amount recoverable by a Buyer Indemnified Party exceeds the amount of the available Escrow Deposit (as defined in the Escrow Agreement), the Buyer Indemnified Party shall then be entitled to assert a claim solely against that Seller who is in breach of the relevant Seller warranty or Seller covenant or agreement, as applicable, for the amount of Losses in excess of the available Escrow Deposit (as defined in the Escrow Agreement).

      11.3 LIMITATIONS.

            The Buyers and each Seller shall be liable under Section 11.1(i) or
Section 11.2(i) (i.e., for breaches of warranties), as applicable, only when total indemnification claims exceed (i) in the case of the Sellers, an amount equal to (A) Seventy-Five Thousand Dollars ($75,000) in the case of Fort Lauderdale Seller, (B) Seventy-Five Thousand Dollars ($75,000) in the case of Millwood Health Seller, (C) Twenty-Five Thousand Dollars ($25,000) in the case of Pride Institute Seller and (D) Seventy-Five Thousand Dollars ($75,000) in the case of Summit Health Seller and (ii) in the case of the Buyers (taken as a group), $250,000, and then only for the amount by which such claims exceed such amount for the particular Seller or Buyer, as applicable. No party shall be liable for any indemnification pursuant to Section 11.1(i), or Section 11.2(i), as applicable, for any claims for breaches of warranty which are the basis upon which any other party shall have failed to consummate the transactions described herein pursuant to Section 7.1 or Section 8.1, as applicable, or which are based upon breaches of warranty which have been waived in writing by the party seeking indemnification therefor. The liability of the Buyers (taken as a group) and each Seller for indemnification under Section 11.1(i) or Section 11.2(i), respectively, shall be limited to an amount equal to (i) in the case of each Seller, such Seller's Percentage Interest of the Purchase Price and, in the case of the Buyers (taken as a group), the Purchase Price, with respect to the representations and warranties contained in Sections 3.1, 3.2, 3.3, 4.1, 4.2, 4.3, 4.7 and 4.8 (ii) in the case of each Seller, such Seller's Percentage Interest of Seven Million Eight Hundred Seventy-Five Thousand Dollars ($7,875,000) and, in the case of the Buyers (taken as a group), Seven Million Eight Hundred Seventy-Five Thousand Dollars ($7,875,000), with respect to the representations and warranties contained in Sections 3.8, 3.9, 3.21, 4.4, 4.5, and 4.6 and (iii) in the case of each Seller, such Seller's Percentage Interest of Four Million Nine Hundred Twenty-Five Thousand Dollars ($4,925,000) and, in the case of the Buyers (taken as a group), Four Million Nine Hundred Twenty-Five Thousand Dollars ($4,925,000), with respect to all other representations and warranties; provided, however, that notwithstanding anything to the contrary contained herein, each Seller's aggregate liability for indemnification under
Section 11.2(i) (other than for fraud or any intentional breach of any covenant or obligation of a Buyer or a Seller) shall not exceed such

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Seller's Percentage Interest of the Purchase Price; provided, further, that notwithstanding anything to the contrary contained herein, the Sellers' or the Buyers' aggregate liability for indemnification for fraud or any intentional breach of any covenant or obligation of any Seller or any Buyer, respectively, shall not exceed the Purchase Price. Except in the case of any injunctive relief pursuant to Article 9 or Section 12.24, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any warranty, covenant or agreement made by a Seller or Buyer or otherwise arising from the transactions contemplated hereby shall be the remedies provided by this Section 11, and the parties hereby waive any other statutory, equitable or common law rights or remedies. The losses of any Indemnified Party (as defined below) shall be determined (i) net of any reserves, liability accruals or other provisions for such losses existing as of the Balance Sheet Date, (ii) after taking into account the amount of any insurance proceeds received by, or reasonably expected to be received by, such Indemnified Party in respect of the claim to which such losses relate, (iii) net of any tax benefit realized or realizable by the Indemnified Party and (iv) net of any reduction in the Final Net Working Capital Amounts resulting from such losses. The parties shall use commercially reasonable efforts to mitigate and minimize losses for which indemnification is available under this Article 11 and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims. Without limiting the generality of the foregoing, prior to asserting a claim for indemnification under this Article 11, an Indemnified Party shall have diligently pursued any available claims against insurers who may have provided insurance coverage for any losses and have used its commercially reasonable efforts to pursue, or to assign to the Indemnifying Party, any claims or rights it may have against any person that may reduce the losses otherwise incurred by the Indemnified Party. Each party agrees that it shall cooperate with the other parties in the defense of any claim or action.

      11.4 NOTICE AND CONTROL OF LITIGATION.

            If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Article 11 (Indemnification) (the "INDEMNIFIED PARTY") which would give rise to a claim under this Article 11 (Indemnification), the Indemnified Party shall promptly notify the person giving the indemnity (the "INDEMNIFYING PARTY") in writing of the same within thirty (30) days of receipt of such written assertion of a claim or liability. The failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless and to the extent that the failure to give such notice to the Indemnifying Party prevents the Indemnifying Party from raising a defense to such legal proceeding, claim or demand or otherwise adversely affects the Indemnifying Party's ability to defend against such legal proceeding, claim or demand. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement, and prosecution of any litigation. The Indemnifying Party shall have thirty (30) days from the date of delivery of notice to notify the Indemnified Party of whether the Indemnifying Party desires to defend against the third party claim. If the Indemnifying Party makes such an election: (i) it shall keep the Indemnified Party reasonably informed as to the status of such matter and shall promptly send copies of all pleadings to the Indemnified Party; (ii) with respect to any issue involved in such claim or demand, it shall have the sole right to settle or otherwise dispose of such claim or demand on such terms as it, in its sole discretion, shall deem appropriate; provided, however, that the consent of the Indemnified Party to the settlement or disposition of any claim or demand

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shall be required if such settlement or disposition shall result in any liability to, or equitable relief against, the Indemnified Party, which consent shall not be unreasonably withheld; and (ii) the Indemnified Party shall have the right to participate jointly in the defense of such claim or demand, but shall do so at its own cost. If the Indemnifying Party fails to defend such claim, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof and subject further to the requirement that the consent of the Indemnifying Party to any compromise or settlement of such claim or demand shall be required, which consent shall be given or withheld in the sole discretion of the Indemnifying Party. The foregoing rights and agreements shall be limited to the extent of any requirement of any third-party insurer or indemnitor. All parties agree to cooperate fully as necessary in the defense of such matters.

            To the extent permitted by applicable law, the Sellers and Buyers will treat any indemnification payment made or received under this Agreement as an adjustment to the Purchase Price.

      11.5 NOTICE OF CLAIM.

            If an Indemnified Party becomes aware of any breach of the representations or warranties of the Indemnifying Party hereunder or any other basis for indemnification under this Article 11 (Indemnification), the Indemnified Party shall notify the Indemnifying Party in writing of the same within thirty (30) days after becoming aware of such breach or claim, specifying in detail the circumstances and facts which give rise to a claim under this
Article 11 (Indemnification). Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party's failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party. Notwithstanding the foregoing, the failure to give such notice within the timeframe required above will relieve the Indemnifying Party of its obligation under this Article 11 (Indemnification) in respect of the particular matter that is the subject of the notice if the survival of the representation or warranty has expired pursuant to the terms of Section 12.18 (Survival).

      11.6 SUBROGATION.

            In the event of payment by or on behalf of any Indemnifying Party to any Indemnified Party (including pursuant to this Article 11 (Indemnification)) in connection with any claim or demand by any person other than the parties hereto or their respective Affiliates, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnified Party as to any events or circumstances in respect of which such Indemnified Party may have any right, defense or claim relating to such claim or demand against any claimant or plaintiff asserting such claim or demand. Such Indemnified Party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost of such Indemnifying Party, in presenting any subrogated right, defense or claim.

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                                   ARTICLE 12.
                                  MISCELLANEOUS

      12.1 SCHEDULES AND OTHER INSTRUMENTS.

            Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full. All information disclosed in each Schedule and Exhibit to this Agreement in connection with any section of the Agreement shall be deemed disclosed under and incorporated into any other Schedule, Exhibit or section of the Agreement to which it is expressly cross-referenced or to the extent a matter in such Schedule, Exhibit or section is disclosed in such a way as to make its relevance to the information called for by such other Schedule, Exhibit, representation, warranty or covenant reasonably apparent.

      12.2 SELLERS' REPRESENTATIVE.

            (a) Each Seller hereby irrevocably appoints the Sellers' Representative to act as such Seller's attorney-in-fact and representative, to do any and all things and to execute any and all documents in such Seller's name, place and stead, in any way which such Seller could do if personally present, in connection with this Agreement, any ancillary agreement required hereunder and the transactions contemplated hereby and thereby, including, but not limited to, the giving and receiving of all notices and consents, the receipt of service of process with respect to any claims for indemnification pursuant to Article 11 of this Agreement, the execution and delivery of all documents and agreements hereunder, the acceptance of any amounts payable to a Seller under this Agreement or any ancillary agreement required hereunder, or to amend, cancel or extend, or waive the terms of, this Agreement or any ancillary agreement required hereunder.

            (b) If a claim for indemnification is made against any of the Sellers or on behalf of the Sellers pursuant to Article 11 of this Agreement or otherwise, each of the Sellers and all of them collectively agree that Sellers' Representative, with full power of substitution, shall have the sole and exclusive power and authority to contest, defend and settle each claim on behalf of the Sellers. In addition, each of the Sellers and all of them collectively agree that Sellers' Representative shall have sole and exclusive power and authority over tax matters reserved to the Sellers under this Agreement. The Sellers' Representative may authorize the settlement of any such matter on behalf of the Sellers if the Sellers' Representative believes in good faith that such settlement is in the best interests of the Sellers considered as a group.

            (c) The Sellers' Representative may execute any of its duties under this Agreement by or through agents and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to the Sellers' Representative's duties or obligations hereunder. The Sellers' Representative shall have the sole power and authority to retain counsel on behalf of the Sellers (or any of them) in connection with any claim for indemnification pursuant to Article 11 of this Agreement or potential claim and to take any appropriate legal

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action it deems advisable to limit the obligations of the Sellers (or any of them) to indemnify the Buyers under Article 11 of this Agreement.

            (d) The Sellers' Representative shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, statement or other document believed by the Sellers' Representative to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect to legal matters, upon the opinion of counsel selected by the Sellers' Representative.

            (e) Each Seller agrees to reimburse the Sellers' Representative for his pro rata portion (based on such Seller's Percentage Interest) of all out-of-pocket expenses, including (without limitation) attorneys' and accountants' fees and expenses, incurred by the Sellers' Representative in connection with the administration or enforcement of or the preservation of any rights of the Sellers under this Agreement or any ancillary agreement required hereunder, or in furtherance of its duties as the Sellers' Representative. Each Seller agrees that the Sellers' Representative may deduct any payment to be made to it pursuant to this Agreement by the amount of such Seller's pro rata portion (based on the Seller's Percentage Interest) of such expenses.

            (f) In carrying out its duties and responsibilities in its capacity as Sellers' Representative under this Agreement, the Sellers' Representative shall act in good faith, in a commercially reasonable manner and in the best interests of the Sellers considered as a group. Neither the Sellers' Representative nor any of its agents shall be liable to any Seller, the Parent, any Buyer or to any other person or entity for any action lawfully taken or omitted to be taken by it in good faith in connection with their duties under this Agreement or any ancillary agreement required hereunder, except for any liability to any Seller arising directly out of the Sellers' Representative's gross negligence or willful misconduct.

            (g) The Sellers' Representative shall permit each Seller, upon reasonable notice, at reasonable times to inspect the records it maintains in connection with its duties as Sellers' Representative.

            (h) Each of the Sellers hereby agrees to indemnify and hold harmless the Sellers' Representative's, its agents, successors and assigns with respect to any act or omission of or by any of them absent gross negligence or willful misconduct in connection with any and all matters contemplated by this Agreement or any ancillary agreement required hereunder.

            (i) The decisions made and actions taken by the Sellers' Representative in accordance with the terms of this Agreement with respect to any claim under this Agreement shall be conclusive and binding upon each of the Sellers.

            (j) Upon execution and delivery of any agreement executed by the Sellers' Representative, as attorney-in-fact, on behalf of such Seller pursuant to the terms hereof, such Seller irrevocably agrees to be bound by and to perform each of the covenants and agreements of the Seller in such agreement.

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            (k) Each of the Sellers agrees to cooperate with the Sellers'
Representative in connection with any action the Sellers' Representative may take relating to any claim for indemnification pursuant to Article 11 of this Agreement, including promptly advising the Sellers' Representative of any facts or circumstances known to such Seller which relate to such claim. Each Seller agrees to deliver to the Sellers' Representative such documentation as the Sellers' Representative or its counsel may reasonably request in order to effectuate any of the provisions hereof, all of the foregoing to be in form and substance satisfactory in all respects to the Sellers' Representative and its counsel.

            (l) In the event of the resignation, refusal to serve, death or physical or mental incapacity of the Sellers' Representative, the Sellers' Representative (or if applicable, the Sellers' Representative's administrator, executor or guardian) shall designate a replacement and shall promptly advise the Sellers, the Parent and the Buyers of the same. In the event the Sellers' Representative does not designate a replacement, the Sellers shall promptly appoint a further substitute and shall promptly advise Parent and Buyers of the same. The Sellers' Representative shall not resign until another representative is substituted hereunder. The term "SELLERS' REPRESENTATIVE" as used in this Agreement shall include each successor Sellers' Representative as and when such successor becomes the Sellers' Representative hereunder, and each successor, upon the resignation, refusal to serve, death or physical or mental incapacity of the immediately preceding Sellers' Representative, shall have all of the powers, duties and responsibilities as the Sellers' Representative to act under this Agreement.

            (m) The Buyers shall be entitled to rely, as being binding upon such Seller, upon any document or other paper believed by the Buyers to be genuine and correct and to have been signed by the Sellers' Representative, and the Buyers shall not be liable to any Seller for any action taken or omitted to be taken by the Buyers in such reliance. The Sellers' Representative shall have the sole and exclusive right on behalf of the Sellers to take any action or provide any waiver pursuant to this Agreement or any ancillary agreement required hereunder.

      12.3 ADDITIONAL ASSURANCES.

            The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request and expense of a party, the other party or parties shall execute such additional instruments and take such additional actions as are reasonable to effectuate this Agreement. In addition and from time to time after Closing, each Seller shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as any Buyer reasonably may request, more effectively to convey and transfer full right, title, and interest to, vest in, and place Buyers, collectively, in legal and actual possession of any and all of the Facilities and the Assets. Each Seller shall also furnish the applicable Buyer with such information and documents in its possession or under its control, or which such Seller can execute or cause to be executed, as will enable such Buyer to prosecute any and all petitions, applications, claims, and demands relating to or constituting a part of its former Facility or the Assets. Additionally, the parties hereto shall cooperate and use their commercially reasonable efforts to have its present directors, officers, and employees cooperate with such other party on and after Closing in furnishing information, evidence, testimony, and other assistance in

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connection with any action, proceeding, arrangement, or dispute of any nature with respect to matters pertaining to all periods prior to (or post) Closing in respect of the items subject to this Agreement, including, but not limited to, all records and personnel with regard to any pending litigation or litigation arising after the Closing.

      12.4 CONSENTED ASSIGNMENT.

            Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order, or purchase order if an attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof or in any material way affect the rights of a Seller thereunder, unless such consent is obtained. At a Buyer's reasonable request, each Seller and at a Seller's reasonable request, each Buyer, respectively, shall use its commercially reasonable efforts to obtain any third party consents to the transactions contemplated by this Agreement from parties with which each, respectively, has a contractual relationship and shall cooperate with each Seller (in the case of the other Sellers and the Buyers) and with each Buyer (in the case of the Sellers and the other Buyers) in their respective efforts to obtain such third party consents. If any requisite waiver, consent or amendment to the assignment of any claim, right, contract, license, lease (other than the Leases), commitment, sales order, or purchase order (collectively the "NON-ASSIGNED CONTRACTS") has not been obtained on or prior to the Closing, such Non-Assigned Contract shall be held by the applicable Seller in trust for the applicable Buyer and the covenants and obligations thereunder shall (subject to the terms and conditions of the Assignment and Assumption Agreements) be performed by the applicable Buyer in each case, in the name of the applicable Seller, and all benefits and obligations existing thereunder shall be for the account of such Buyer; provided, however, that each Seller shall perform all covenants and obligations under its Non-Assigned Contracts that the applicable Buyer is prohibited from performing under applicable Law. Upon the required waivers, consents or amendments being obtained, the applicable Seller shall assign such Non-Assigned Contract to the applicable Buyer. Until such Non-Assigned Contract is assigned as set forth above, (i) the applicable Seller shall take or cause to be taken such actions in its name or otherwise as the applicable Buyer may reasonably require so as to provide such Buyer with the benefits of any such Non-Assigned Contracts and to enable such Buyer to exercise all of such Seller's rights in respect of such Non-Assigned Contracts, (ii) the applicable Buyer shall be entitled to take or cause to be taken, in such Seller's name, such action as such Buyer may desire with respect to the Non-Assigned Contract, and (iii) any obligations of such Seller arising from and after the Closing under such Non-Assigned Contract shall be Assumed Liabilities for the purposes of this Agreement. The applicable Seller shall cause all money received or paid under such Non-Assigned Contracts to be received and held in trust for the applicable Buyer, and promptly paid over to such Buyer. The applicable Buyer shall promptly reimburse the applicable Seller for all money paid by such Seller on behalf of such Buyer after the Closing pursuant to and as required by any such Non-Assigned Contracts or the payment of which pursuant to such Non-Assigned Contract was requested by such Buyer. Upon the Closing, each Seller authorizes the applicable Buyer, to the extent permitted by applicable Law, at such Buyer's expense, (x) to perform all of its obligations under such Non-Assigned Contracts and (y) in such Seller's name, to amend, modify or waive (or cause such Seller to amend, modify or waive) any Non-Assigned Contract in such manner as such Buyer may desire. Each Seller shall

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provide to the applicable Buyer such powers of attorney as such Buyer may reasonably request in order to enable such Buyer to effectuate the foregoing; it being agreed that any obligations of such Seller under such Non-Assigned Contract created by such amendment, modification or waiver shall be Assumed Liabilities for the purposes of this Agreement.

      12.5 CONSENTS, APPROVALS AND DISCRETION.

            Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by a party, or whenever a party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

      12.6 CHOICE OF LAW.

            The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      12.7 CONSENT TO JURISDICTION.

            Each of the parties hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 12.14 (Notices) or at such other address of which the other parties hereto shall have been notified pursuant thereto; and

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      12.8 BENEFIT/ASSIGNMENT.

            Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns. No party may assign this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that any

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party may, without the prior written consent of the other parties, assign its rights and delegate its duties hereunder to another party hereto or one or more Affiliates (as defined in Section 12.19 (Affiliates)), but in such event, the assignor shall be required to remain obligated hereunder in the same manner as if such assignment had not been effected.

      12.9 NO BROKERAGE.

            Each party agrees to be solely liable for and obligated to satisfy and discharge all loss, cost, damage, or expense arising out of claims for fees or commissions of brokers, investment bankers and financial advisors employed or alleged to have been employed by such party.

      12.10 COST OF TRANSACTION.

            Whether or not the transactions contemplated hereby shall be consummated and except as expressly set forth in Section 12.28 (Certain Transaction Expenses; Transfer or Sales Taxes), the parties agree as follows:
(i) Sellers shall pay the fees, expenses, and disbursements of Sellers and their agents, representatives, accountants, and legal counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Buyers shall pay the fees, expenses, and disbursements of Buyers and their agents, representatives, accountants and legal counsel incurred in connection with the subject matter hereof and any amendments hereto.

      12.11 CONFIDENTIALITY.

            It is understood by the parties hereto that the information, documents, and instruments delivered to any Buyer by any Seller (whether delivered prior to the date hereof, prior to the Closing or following the Closing) and its agents and the information, documents, and instruments delivered to any Seller by any Buyer and its agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents, or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions, and covenants hereof and will only disclose such information, documents, and instruments to its duly authorized officers, members, directors, representatives, and agents (including consultants, attorneys, and accountants of each party) and applicable governmental authorities in connection with any required notification or application for approval or exemption therefrom. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return (or destroy and certify the destruction thereof) all such documents and instruments and all copies thereof in its possession to the other parties to this Agreement. Each of the parties hereto recognizes that any breach of this Section 12.11 (Confidentiality) would result in irreparable harm to the other party to this Agreement and its Affiliates (as defined in Section 12.19 (Affiliates) below) and that therefore either the applicable Seller or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash, or otherwise, in addition to all of its other legal and equitable remedies. Nothing in this Section 12.11 (Confidentiality), however, shall prohibit the use of such confidential information, documents, or information for such governmental filings as are

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required by law or governmental regulations or are otherwise required to be disclosed pursuant to applicable law.

      12.12 PUBLIC ANNOUNCEMENTS.

            Each Seller and each Buyer mutually agree that no party hereto shall release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of each Seller and each Buyer, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws.

      12.13 WAIVER OF BREACH; CONDITIONS.

            The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof. Notwithstanding anything to the contrary in this Agreement or in any other agreement entered into in connection with the transactions herein contemplated, (i) any waiver by any Seller of a breach or violation of any Buyer of any provision of this Agreement is conditioned upon a waiver of such breach or violation by all Sellers in order to be effective against any other Seller and (ii) each applicable Buyer must purchase all of the Assets and assume all of the Assumed Liabilities of each Seller as a condition to the consummation of the transactions herein contemplated.

      12.14 NOTICE.

            Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

      Sellers or the Sellers':  Richard Kresch
      Representative            280 Madison Avenue
                                Suite 305
                                New York, NY 10016
                                Telecopier: (212) 243-1099

      With a copy to:           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                1285 Avenue of the Americas
                                New York, New York 10019
                                Attention: Marilyn Sobel, Esq.
                                Telecopier: (212) 757-3990

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      Parent and Buyers:        c/o Psychiatric Solutions, Inc.
                                113 Seaboard Lane, Suite C-100
                                Franklin, Tennessee 37067
                                Attention: Chief Executive Officer

      With a copy to:           Harwell Howard Hyne Gabbert & Manner, P.C.
                                315 Deaderick Street, Suite 1800
                                Nashville, Tennessee 37238
                                Attention: Lee C. Dilworth, Esq.

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

      12.15 SEVERABILITY.

            In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

      12.16 GENDER AND NUMBER.

            Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

      12.17 DIVISIONS AND HEADINGS.

            The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

      12.18 SURVIVAL.

            Subject to Section 3.10(o), all of the representations, warranties, covenants, and agreements made by the parties in this Agreement or pursuant hereto in any certificate, instrument, or document shall survive the consummation of the transactions described herein, and may be fully and completely relied upon by Sellers and Buyers, as the case may be, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them, and shall not be deemed merged into any instruments or agreements delivered at the Closing or thereafter. Notwithstanding anything in this Section 12.18 (Survival) which may be to the contrary, any claim, demand, or cause of action with respect to a breach of any representation or warranty made in this Agreement (other than representations or warranties contained in Sections 3.1 (Existence and Capacity), 3.2 (Powers; Governmental Consents; Absence of Conflicts With Other Agreements, Etc.), 3.3 (Binding Agreement), 3.11 (Title), 4.1 (Existence and Capacity), 4.2 (Powers; Governmental Consents; Absence of Conflicts With Other Agreements; Etc.), and 4.3 (Binding Agreement), which shall survive indefinitely, and the

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representations or warranties contained in Sections 3.8 (Governmental Program
Participation; Accreditation), 3.9 (Regulatory Compliance), 3.14 (Environmental
Laws), 3.16 (Taxes), 3.21 (Third Party Payor Cost Reports), 4.4 (HIPAA Compliance), 4.5 (Ability to Assume and Operate Assets) and 4.6 (Ability to Obtain Licenses and Authorizations), which shall survive for three (3) years after the Closing Date), must be made or brought, if at all, within one (1) year after the Closing Date. For the avoidance of doubt, this Section 12.18 (Survival) shall not affect any rights to bring claims after one (1) year based on (x) any covenant or agreement of the parties which contemplates performance after the Closing, (y) the obligations of Buyers under Sections 11.1 (Indemnification by Sellers) subsections (ii), (iii) or (iv) or (z) the obligations of each Seller under Section 11.2 (Indemnification by Sellers) subsections (ii) or (iii).

      12.19 AFFILIATES.

            As used in this Agreement, the term "AFFILIATE" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by or is under common control with, the entity in question and the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

      12.20 KNOWLEDGE.

            The word "KNOWLEDGE" or similar phrases shall mean in the case of
(a) any Seller, the particular fact was actually known or not known, as the context requires, by Richard Kresch, Neal G. Cury, Jr. or Steve Brady, or would reasonably be expected to have been known by Richard Kresch, Neal G. Cury, Jr. or Steve Brady after due investigation and such investigation should have been conducted by such individuals given their office and responsibilities and the information that such individuals knew at the time, (b) Fort Lauderdale Seller, the particular fact was actually known or not known, as the context requires, by Timothy Kenna, or would reasonably be expected to have been known by Timothy Kenna after due investigation and such investigation should have been conducted by him given his office and responsibilities and the information that he actually knew at the time, (c) Millwood Health Seller, the particular fact was actually known or not known, as the context requires, by Thomas Rourke, or would reasonably be expected to have been known by Thomas Rourke after due investigation and such investigation should have been conducted by him given his office and responsibilities and the information that he actually knew at the time, (d) Pride Institute Seller, the particular fact was actually known or not known, as the context requires, by Martin Perry, or would reasonably be expected to have been known by Martin Perry after due investigation and such investigation should have been conducted by him given his office and responsibilities and the information that he actually knew at the time, and (e) Summit Health Seller, the particular fact was actually known or not known, as the context requires, by Albert Gale, or would reasonably be expected to have been known by Albert Gale after due investigation and such investigation should have been conducted by him given his office and responsibilities and the information that he actually knew at the time. Notwithstanding the foregoing, for purposes of Section 3.10 and 3.14 of this Agreement, the word "KNOWLEDGE" or similar phrases shall mean the particular fact was actually known or not known, as the context requires, by (a) Richard Kresch, Neal G. Cury, Jr. or Steve Brady in the case of any Seller, (b) Timothy Kenna in the case of Fort Lauderdale Seller, (c)

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Thomas Rourke in the case of Millwood Health Seller, (d) Martin Perry in the case of Pride Institute Seller and (e) Albert Gale in the case of Summit Health Seller.

      12.21 WAIVER OF JURY TRIAL AND WAIVER OF SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE.

            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS AGREEMENT ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. THESE WAIVERS EXTEND TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

      12.22 ACCOUNTING DATE.

            The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. Central Time on the Closing Date, unless otherwise agreed in writing by Sellers and Buyers.

      12.23 NO INFERENCES.

            Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

      12.24 NO THIRD PARTY BENEFICIARIES.

            The terms and provisions of this Agreement are intended solely for the benefit of Buyers and Sellers and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other person except (i) in the case of Sections 6.3 (Consulting Agreement) and 12.29 (Parent Guaranty), Richard Kresch is an express third-party beneficiary of the rights and benefits hereunder of the Sellers, (ii) in the case of Section 10.10 (Employee Matters), each of the employees of the Sellers, (iii) each Seller is an express third-party beneficiary of the rights and benefits hereunder of the other Sellers, and (iv) each Buyer is an express third-party beneficiary of the rights and benefits hereunder of the other Buyers.

      12.25 ENFORCEMENT OF AGREEMENT.

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            The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically covenants and obligations hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled pursuant to this Agreement.

      12.26 ENTIRE AGREEMENT; AMENDMENT.

            This Agreement supersedes all previous contracts or understandings, including any offers, letters of intent, proposals or letters of understanding, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter, and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this Agreement shall be recognized unless and until they are made in writing and signed by all parties hereto.

      12.27 COUNTERPARTS; FACSIMILE TRANSMISSION.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

      12.28 CERTAIN TRANSACTION EXPENSES; TRANSFER OR SALES TAXES.

            All (a) HSR fees and other regulatory fees and (b) transfer, use, sales, value added, stamp, registration, documentary, excise, real property transfer, or similar Taxes, or recording fees, title insurance premiums and survey costs incurred as a result of the transactions contemplated in this Agreement, if any, will be paid by Buyers. All other costs and fees a Buyer expressly agrees to pay pursuant to any provision of this Agreement will also be paid by Buyers.

      12.29 PARENT GUARANTY.

            (a) The Parent hereby unconditionally and irrevocably guarantees to each of the Sellers, as primary obligor and not merely as surety, the performance of, and compliance with, all obligations, covenants, warranties and undertakings of each Buyer contained in this Agreement (the "GUARANTY"). The Parent hereby waives promptness, diligence, demand, protest and notice as to the obligations and covenants guaranteed hereby and

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acceptance of this Guaranty, the right to require the Sellers to exhaust remedies against any other person and waives any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent as a guarantor. The Parent hereby waives all claims of waiver, release, surrender, abstraction or compromise and all set-offs, counterclaims, cross-claims, recoupments or other defenses that it may have against the Sellers. The Parent agrees to pay the costs and expenses in connection with the enforcement of this Guaranty.

            (b) The obligations of the Parent hereunder are unconditional and irrevocable and will not be discharged by: (i) any modification of, or amendment or supplement to, this Agreement; (ii) any furnishing or acceptance of security or any exchange or release of any security; (iii) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to any Buyer or any change in the structure of any Buyer; (iv) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution, or similar proceedings with respect to any Buyer; or (f) any other occurrence whatsoever, except performance in full of all obligations of the Buyers in accordance with the terms and conditions of this Agreement.

            (c) This Guaranty shall: (a) be binding upon the Parent, its successors and assigns; (b) inure to the benefit of, and be enforceable by, each Seller and its successors and assigns; and (c) remain in full force and effect until the performance in full of all obligations of each Buyer and the Parent in accordance with the terms and provisions of this Agreement.

      12.30 PRORATIONS OF CERTAIN ITEMS.

            If the Closing Date occurs other than on the first day of a calendar month, the following items shall be prorated as of 11:59 PM (EST) on the day preceding the Closing Date (the "ADJUSTMENT POINT"), and the net amount thereof with respect to each property or leased premises included in the Real Property shall be paid by the applicable Buyer, or credited by the applicable Seller to the applicable Buyer, at the Closing (provided that such items shall be prorated only to the extent they relate to the period commencing on the first day of the calendar month in which the Closing Date occurs): (i) real estate taxes, assessments and other impositions imposed on or assessed against the Real Property ("REAL ESTATE TAXES"), (ii) rents under the Leases, (iii) rents under any leases or subleases of Real Property under which a Seller is the lessor,
(iv) interest under the Assumed Loan Documents and (v) utility charges. If at the Closing the amount of any Real Estate Tax is unknown , such Real Estate Tax shall be apportioned based on the assessment for the preceding tax year and be reapportioned promptly after the new assessment can be ascertained. Utility charges shall not be prorated to the extent the Sellers can make arrangements for the rendering of final bills based on a meter reading as of a date not more than two days prior to the Adjustment Point. To the extent that such utility bills cannot be so delivered, the charges for the applicable utilities shall be prorated as of the Adjustment Point based on the most recent available bills and readjusted on the basis of the actual bills as and when received. Any transferable utility deposits and escrows under the Assumed Loan Documents shall be transferred to the applicable Buyers and credited to the applicable Sellers. If there is any "true-up" or other adjustment after the Closing of any so-called "additional rent" item under any Leases which relates in part to a period prior to the Closing, and if such adjustment results in a refund to the lessee under such Lease or the requirement that an additional payment be made by the lessee under such Lease, then the applicable Buyer shall

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promptly advise the applicable Seller of such adjustment and promptly thereafter such Buyer shall pay to such Seller its appropriate share of such refund, or, if applicable, such Seller shall pay its appropriate share of such additional payment to such Buyer. If at any time following the Closing (but not later than 90 days after the Closing), any party discovers that any adjustment made under this Section 12.30 was incorrect, such party shall so advise the other parties and, within 15 days thereafter, the party in whose favor the error was made shall pay to the applicable party the amount necessary to correct the error. The provisions of this Section 12.30 shall survive the Closing.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date first above written.

BUYERS:                                         SELLERS:

FORT LAUDERDALE HOSPITAL, INC.                  FORT LAUDERDALE HOSPITAL
                                                MANAGEMENT, LLC

By: ____________________________                By: ____________________________
Title: _________________________                Title: _________________________

MILLWOOD HOSPITAL, L.P.                         MILLWOOD HEALTH, LLC

BY: PSI TEXAS HOSPITALS, LLC, ITS
    GENERAL PARTNER

By: ____________________________                By: ____________________________
Title: _________________________                Title: _________________________

PSI PRIDE INSTITUTE, INC.                       PRIDE INSTITUTE, LLC

By: ____________________________                By: ____________________________
Title: _________________________                Title: _________________________

PSI SUMMIT HOSPITAL, INC.                       SUMMIT HEALTH, LLC

By: ____________________________                By: ____________________________
Title: _________________________                Title: _________________________

PARENT:

PSYCHIATRIC SOLUTIONS, INC.

By: ____________________________
Title: _________________________


Asset Purchase Agreement

                                                                       EXHIBIT A

                                  FACILITIES(2)

A.    FORT LAUDERDALE HOSPITAL MANAGEMENT, LLC

      *Fort Lauderdale Hospital
      1601 East Las Olas Boulevard
      Fort Lauderdale  Fl  33301

B.    MILLWOOD HEALTH, LLC

      *Millwood Hospital
      1011 North Cooper
      Arlington TX 76011

      The Excel Center
      1220 West Presidio
      Fort Worth  TX

C.    PRIDE INSTITUTE, LLC

      *Pride Institute
      14400 Martin Drive
      Eden Praire MN 55344

      Pride Institute Out Patient Facility
      1406 West Lake Street
      Suite 204
      Minneapolis, MN  55408

D.    SUMMIT HEALTH, LLC

      *Summit Hospital
      19 Prospect Street
      Summit NJ 07901

      *Summit Hospital
      One Corporate Place South
      Piscataway, NJ 08854

------------------------
(2) Note to Exhibit: * indicates a "Principal Facility."

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

                                                                       EXHIBIT C

                              CONSULTING AGREEMENT

                                                                       EXHIBIT D

                            LIMITED POWER OF ATTORNEY

                                                                       EXHIBIT E

                            NONCOMPETITION AGREEMENT